UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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U.S. CONCRETE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders and

2019 Proxy Statement

The Annual Meeting of Stockholders

of U.S. Concrete, Inc. will be held:

Thursday, May 16, 2019 at 8:00 a.m. local time

Newark Liberty International Airport Marriott

1 Hotel Road

Newark, New Jersey 07114

March 29, 2019

Dear Stockholders,

On behalf of the Board of Directors of U.S. Concrete, Inc., which we refer to as our Company, we invite you to attend the 2019 Annual Meeting of Stockholders of our Company, which we refer to as our Annual Meeting. We will hold our Annual Meeting at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114 at 8:00 a.m. local time, on Thursday, May 16, 2019.

We again are taking advantage of the rules of the Securities and Exchange Commission that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials referenced below. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically, unless you elect otherwise.

On or about April 1, 2019, we will commence the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, the Notice of Annual Meeting of Stockholders, the proxy statement providing information concerning the matters to be acted on at the Annual Meeting, and our Annual Report to Stockholders describing our operations during the year ended December 31, 2018. If you requested printed versions of these materials, a proxy card for the Annual Meeting is also included.

We hope you will be able to attend our Annual Meeting in person. Whether or not you plan to attend, please take the time to vote. You may vote your shares via the Internet or by telephone, by following the instructions included in this proxy statement or, if you elected to receive printed versions of the materials, by signing, dating and returning the enclosed paper proxy card in the enclosed postage-paid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy.

Thank you for your interest in our Company.

Sincerely,

William J. Sandbrook
Chairman, President and Chief Executive Officer

331 N. Main Street, Euless, Texas 76039

For further information about the 2019 Annual Meeting,

please call 1-817-835-4105

2019 PROXY STATEMENT

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of U.S. Concrete, Inc.:

The 2019 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, of U.S. Concrete, Inc., which we refer to as the Company, will be held on Thursday, May 16, 2019, at 8:00 a.m., local time, at the Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114. At the Annual Meeting, we will ask you to consider and take action on the following:

(1)	to elect seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2020 Annual Meeting of Stockholders of the Company (Proposal No. 1);

(2)	to ratify the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2019 (Proposal No. 2);

(3)	to cast a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in these materials (Proposal No. 3);

(4)	to cast a non-binding advisory vote on the frequency with which say-on-pay votes should be held in the future (Proposal No. 4);

(5)	to approve the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 5); and

(6)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors set the close of business on March 21, 2019 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock of the Company held by such stockholder at that time. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal executive offices at 331 N. Main Street, Euless, Texas 76039. This list also will be available at the Annual Meeting.

By Order of the Board of Directors,

Paul M. Jolas

Senior Vice President, General Counsel and Corporate Secretary

Euless, Texas

March 29, 2019

MEETING INFORMATION

DATE:	Thursday, May 16, 2019

TIME:	8:00 a.m., Local Time

PLACE:	Newark Liberty International Airport Marriott 1 Hotel Road Newark, New Jersey 07114

HOW TO VOTE

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy so that your shares can be voted at the Annual Meeting and to help us ensure a quorum at the Annual Meeting. You may nonetheless vote in person if you attend the Annual Meeting.

IN PERSON You may come to the Annual Meeting and cast your vote in person

BY PHONE 1-877-680-5400

BY INTERNET www.proxypush.com/USCR

BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope

Important Notice Regarding the Availability of

Proxy Materials for the Stockholders

Meeting to be held on May 16, 2019:

The Notice of Annual Meeting of Stockholders,

Proxy Statement and the Annual Report to

Stockholders are available at:

www.proxydocs.com/USCR

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Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2018 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”).

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD VOTING RECOMMENDATION	PAGE REFERENCE
1.	Election of directors	FOR EACH NOMINEE	4
2.	Ratification of appointment of independent registered public accounting firm	FOR	52
3.	Advisory vote on executive compensation	FOR	55
4.	Advisory vote on the frequency of the advisory vote on executive compensation	ONE YEAR	56
5.	Approval of the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “LTIP”)	FOR	57

2018 PERFORMANCE HIGHLIGHTS

CONSOLIDATED REVENUE $1.5 BILLION 12.8% increase year-over-year	INCOME FROM CONTINUING OPERATIONS $31.3 MILLION Compared to income from continuing operations of $26.2 million in 2017	TOTAL ADJUSTED EBITDA[1] $193.5 MILLION Compared to Total Adjusted EBITDA of $192.2 in 2017	NET CASH PROVIDED BY OPERATING ACTIVITIES $122.8 MILLION Adjusted Free Cash Flow[1] $103.4 MILLION

1.	Total Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Appendix A for reconciliations and other information.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The section entitled “Information Concerning the Board of Directors and Committees” beginning on page 9 describes our corporate governance framework, which includes the following highlights:

+	Annual election of directors

+	6 of our 7 director nominees are independent

+	Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines

+	Frequent executive sessions of the Board without management
+	Separate Chairman and Lead Independent Director Positions

+	Compensation Committee participation in executive succession planning

+	Directors elected by majority vote

+	Regular Board, Committee and Director Evaluations
+	Board and Committee review of strategic, operational and compliance risks

+	Ethics and corporate compliance hotline

+	Ethics and corporate compliance program

+	Stock ownership guidelines for Directors and Officers

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Proxy Summary

DIRECTOR NOMINEES

Information about each director nominee’s experience, qualifications, attributes and skills can be found beginning on page 5.

NOMINEE	AGE	DIRECTOR SINCE	POSITION(S) HELD	INDE- PENDENT	AC	CC	NCG
William J. Sandbrook	61	2011	Chairman of the Board, President and Chief Executive Officer
Susan M. Ball	55	2018	Director	X	X
Kurt M. Cellar	49	2010	Director	X			C
Michael D. Lundin	59	2010	Lead Director	X	C		X
Robert M. Rayner	72	2010	Director	X		X	X
Colin M. Sutherland	63	2010	Director	X	X	X
Theodore P. Rossi	68	2011	Director	X		C
			Number of Meetings in 2018		6	3	5

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee	C Chairperson

EXECUTIVE COMPENSATION HIGHLIGHTS

Set forth below is the 2018 compensation for each Named Executive Officer as determined under Securities and Exchange Commission (“SEC”) rules. See the 2018, 2017 and 2016 Summary Compensation Table and the accompanying notes to the table beginning on page 38 for more information.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
William J. Sandbrook
Chairman, President and Chief Executive Officer	2018	$887,500	$270,000		$2,078,340	$—	$43,345	$3,279,185
John E. Kunz
Senior Vice President and Chief Financial Officer	2018	436,250	284,000	(1)	601,788	—	191,710	1,513,748
Ronnie Pruitt
Senior Vice President and Chief Operating Officer	2018	495,000	85,000		651,420	—	19,268	1,250,688
Paul M. Jolas
Senior Vice President, General Counsel and Corporate Secretary	2018	390,000	59,000		471,504	—	13,750	934,254
Niel L. Poulsen
Executive Vice President — Southeast Division	2018	347,500	45,000		310,200	—	115,765	818,465

(1)

In connection with the hiring of Mr. Kunz in October 2017, Mr. Kunz received a bonus of $200,000 on March 31, 2018, subject to repayment by Mr. Kunz if he voluntarily left the Company prior to October 2, 2018.

QUESTIONS AND ANSWERS AND OTHER INFORMATION

Please see Questions and Answers about the Meeting and Voting beginning on page 67 and “Other Information” beginning on page 65 for important information about the proxy materials, voting, the annual meeting, Company documents, communications and the deadlines to submit stockholder proposals and director nominees for the 2020 Annual Meeting of Stockholders. Additional questions may be directed by phone by calling (817) 835-4105.

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Proxy Summary

LEARN MORE ABOUT OUR COMPANY

You can learn more about our Company, view our governance materials and much more by visiting our website at www.us-concrete.com under Investor Relations.

Please also visit www.proxydocs.com/USCR to access the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report.

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Proposal No. 1: Election of Directors

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board of Directors, which we refer to as our Board, consists of seven members. To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. A description of our policy regarding nominees who receive a majority against vote in an uncontested election is set forth in response to the question “What vote is required to approve of each of the proposals being considered at the Annual Meeting?” If you properly complete the voting instructions via mail, the Internet or telephone, the persons named as proxies will vote your shares “FOR” the election of the nominees listed below unless you vote against one or more nominees.

Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may nominate or designate. Each director nominee has expressed his/her intention to serve the entire term.

Set forth below is information regarding the age, business experience and Board committee memberships concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of our Company. The ages and positions listed below are as of March 15, 2019.

DIRECTOR NOMINEES

NOMINEE	AGE	DIRECTOR SINCE	POSITION(S) HELD	INDE- PENDENT	AC	CC	NCG
William J. Sandbrook	61	2011	Chairman, President and Chief Executive Officer
Susan M. Ball	55	2018	Director	X	X
Kurt M. Cellar	49	2010	Director	X			C
Michael D. Lundin	59	2010	Lead Director	X	C		X
Robert M. Rayner	72	2010	Director	X		X	X
Colin M. Sutherland	63	2010	Director	X	X	X
Theodore P. Rossi	68	2011	Director	X		C
			Number of Meetings in 2018		6	3	5

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee	C Chairperson

There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

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Proposal No. 1: Election of Directors

SKILLS AND QUALIFICATIONS OF THE NOMINEES FOR BOARD OF DIRECTORS

Current or Prior CEO or COO Experience	✓		✓	✓	✓	✓	✓
Senior Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Industry Experience	✓			✓	✓		✓
Financial Literacy	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓			✓	✓	✓	✓
Finance and Capital Markets Transactions	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓
Technology					✓		✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓

Sandbrook Cellar Lundin Rayner Sutherland Rossi Ball

William J. Sandbrook Age: 61 Director Since: 2011

Business Experience: Mr. Sandbrook has served as Chairman of the Board since May 2018 and as our President and Chief Executive Officer and director since August 2011. From September 2017 until May 2018, Mr. Sandbrook served as Vice Chairman of the Board. From June 2008 until August 2011, Mr. Sandbrook was Chief Executive Officer of Oldcastle Inc.’s Products and Distribution Group. From 2006 to June 2008, Mr. Sandbrook was Chief Executive Officer of Oldcastle Architectural Product’s Group responsible for Oldcastle’s U.S. and Canadian Operations, as well as CRH plc’s business in South America. From 2003 to 2006, Mr. Sandbrook served as President of Oldcastle Materials West Division. Mr. Sandbrook joined Tilcon New York as Vice President in 1992 and became President and Chief Executive Officer three years later. In 1996, Tilcon was acquired by Oldcastle Materials. In recognition of his efforts at Ground Zero after the September 11th bombing of the World Trade Center, Mr. Sandbrook was named the Rockland County, New York 2002 Business Leader of the Year, the Dominican College 2002 Man of the Year and the American Red Cross 2003 Man of the Year for Southern New York. Additionally, Mr. Sandbrook was awarded the Lifetime Achievement Award by the New Jersey Concrete and Aggregate Association in 2017. In 2018, Mr. Sandbrook received the William B. Allen Award from the National Ready Mixed Concrete Association in recognition of his lifetime commitment and outstanding leadership to improve the financial health, performance and sustainability of the ready mixed concrete industry. In March 2018, Mr. Sandbrook was inducted into the Pit & Quarry Magazine’s Hall of Fame. In May 2018, he joined the Board of Comfort Systems USA, Inc. (NYSE: FIX) and currently sits on both its Audit and Compensation Committees. Since March 2019, he has served as the Chairman of the National Ready-Mix Concrete Association.

Education: Mr. Sandbrook is a 1979 graduate of the U.S. Military Academy at West Point. After receiving his Bachelor of Science, he spent thirteen years in the U.S. Army. Mr. Sandbrook’s service included a four-year tour in Germany in cavalry and engineering units, three years as an Associate Professor in the Department of Mathematics at the U.S. Military Academy at West Point and two years as the Army Program representative to Raytheon. While teaching at West Point, Mr. Sandbrook earned his Professional Engineer’s License (PE) in Industrial Engineering. Mr. Sandbrook earned four Master’s Degrees while in the service. He received an MBA from Wharton, a Master of Science in Systems Engineering from the University of Pennsylvania, a Master in Public Policy from the Naval War College and a Master of Arts in International Relations from Salve Regina University.

Qualifications: Our Board of Directors concluded that Mr. Sandbrook is well-qualified to serve as one of our directors based on his significant experience in the building materials industry.

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Proposal No. 1: Election of Directors

Susan M. Ball Age: 55 Director Since: 2018

Business Experience: Ms. Ball was appointed Executive Vice President and Chief Financial Officer of Team, Inc. (NYSE: TISI) in December of 2018. Previously, she served as Executive Vice President, Chief Financial Officer and Treasurer of CVR Energy, Inc. (NYSE: CVI), the general partner of CVR Refining, and the general partner of CVR Partners, until May 2018. She previously served as Chief Financial Officer and Treasurer of CVR Energy, Inc. and CVR Partners’ general partner from August 2012 to December 2017. She also previously served as Vice-President, Chief Accounting Officer and Assistant Treasurer of CVR Energy, Inc. and the general partner of CVR Partners since October 2007 and as Vice President, Chief Accounting Officer and Assistant Treasurer for Coffeyville Resources, LLC since May 2006. In addition, Ms. Ball also served as the Chief Financial Officer and Treasurer of CVR Refining’s general partner from September 2012 to December 2017. Ms. Ball has more than 30 years of experience in the accounting industry, with more than 12 years serving clients in the public accounting industry. Prior to joining CVR Energy, Inc., she served as a Tax Managing Director with KPMG LLP, where she was responsible for all aspects of federal and state income tax compliance and tax consulting, which included a significant amount of mergers and acquisition work on behalf of her clients. Also, Ms. Ball holds a Certified Public Accountant certificate.

Education: Ms. Ball received a Bachelor of Science in Business Administration from Missouri Western State University.

Qualifications: Our Board of Directors concluded that Ms. Ball’s executive experience and strong finance, accounting and tax background qualified her to serve as one of the Company’s directors.

Kurt M. Cellar Age: 49 Director Since: 2010

Business Experience: Since January 2008, Mr. Cellar has been a consultant and board member to companies in a variety of industries as well as a private investor. From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C., where he was partner and portfolio manager until his departure.

Education: Mr. Cellar has a B.A. in Economics/Business from the University of California, Los Angeles and a Master of Business Administration from the Wharton School of Business. Mr. Cellar is a former Chartered Financial Analyst.

Current and Past Company Directorships: Mr. Cellar is currently the Lead Independent Director of American Banknote Corporation where he is also Chairman of its Strategic Committee as well as Chairman of its Audit Committee. Mr. Cellar also currently serves as a director of Six Flags Entertainment (NYSE: SIX) as well as Chairman of its Audit Committee and as a member of its Nominating and Governance Committee. During the past five years Mr. Cellar served as a director of Angiotech Pharmaceuticals, Inc., Home Buyers Warranty Corporation, Hawaiian Telecom, Inc. and Horizon Lines, Inc.

Qualifications: Our Board of Directors concluded that Mr. Cellar is well-qualified to serve as one of our directors based on his financial expertise and considerable board experience.

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Proposal No. 1: Election of Directors

Michael D. Lundin Age: 59 Director Since: 2010

Business Experience: In March 2019, Mr. Lundin was named Chairman of the Board of Directors of Tidewater Transportation & Terminals, a multi-commodity transportation and terminal company serving the Pacific Northwest. Since January 2019, Mr. Lundin has served as an operating advisor to Upper Bay Infrastructure Partners, a private investment firm focused on North American infrastructure investments. From June 2008 to July 2018, Mr. Lundin served as the Chairman of North Coast Minerals, a platform for mineral and logistics-related portfolio companies of Resilience Capital Partners, a private equity firm where Mr. Lundin was an Operating Executive and Partner. Previously, Mr. Lundin was the President and Chief Executive Officer of Oglebay Norton Company from December 2003 to 2008, where he also served as the Chief Operations Officer and the President of the Great Lakes Mineral Division. Prior to joining Oglebay Norton, he was the President and Partner of Michigan Limestone Operations for more than 10 years. During the past five years, Mr. Lundin served as a director of Great Lakes Calcium, Rand Logistics and multiple portfolio companies of Resilience Capital Partners.

Education: Mr. Lundin has a BS from the University of Wisconsin-Stout and a Masters in Business Administration from Loyola Marymount University.

Current and Past Company Directorships: Mr. Lundin also serves as the non-executive Chairman of Omni Max International, Inc. and iGPS Logistics, Inc. Mr. Lundin has also served as the non-executive Chairman of Rand Logistics, Inc.

Qualifications: Our Board of Directors concluded that Mr. Lundin’s experience as an executive officer in the minerals, logistics, and aggregates sector along with his board service with other public companies and financial expertise makes him well-qualified to serve as one of our directors and as Lead Director of the Board.

Robert M. Rayner Age: 72 Director Since: 2010

Business Experience: Mr. Rayner is President of RM Industries, LLC, an advisory firm providing services relating to management, turnarounds and acquisitions primarily to privately-held and private equity owned firms. Mr. Rayner also serves as a director of Elgin Fastener Group LLC, an Audax Group portfolio company. Previously Mr. Rayner has served as a director of Rocla International Holdings, Inc., an Altus Capital Partners portfolio company; a director of Distribution International Holdings LLC, an Audax portfolio company, as the Chairman of the Board of TestEquity LLC, an Evercore Partners, Inc. portfolio company; as President and Chief Executive Officer and as a director of Specialty Products & Insulation Co., a leading national distributor of insulation and architectural products and an Evercore portfolio company; and as a director of Industrial Insulation Group LLC. From 1994 to early 2002, Mr. Rayner was the President and Chief Operating Officer of Essroc Corp. or Essroc, the U.S. operations of a global cement company. He had previously served as the Chief Financial Officer and President of the Construction Materials Division of Essroc. Prior to joining Essroc, for 12 years, Mr. Rayner held various domestic and international positions in corporate finance, treasury and international business at PepsiCo., Inc., and before that he was a consulting civil engineer in the United Kingdom, or U.K., for six years. In 2001, Mr. Rayner was elected as the Chairman of the Board of Directors of the Portland Cement Association, the non-profit organization for the cement producers in the United States and Canada.

Education: Mr. Rayner holds a civil engineering degree from Bristol University, England and is a professional member of the U.K. Institution of Civil Engineers. He has a Masters in Business Administration in finance from the London Business School and a Diploma in International Management from the London Business School, New York University and Hautes Etudes Commerciales, France.

Qualifications: Our Board of Directors concluded that Mr. Rayner is well-qualified to serve as one of our directors based on his executive experience in the cement industry, financial expertise and prior board experience.

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Proposal No. 1: Election of Directors

Theodore P. Rossi Age: 68 Director Since: 2011

Business Experience: Mr. Rossi has over 45 years of experience in the manufacturing and marketing of hardwood products both domestically and internationally. From 2009 to the present, Mr. Rossi has served as Chairman and Chief Executive Officer of Rossi Group, LLC, a leading manufacturer and exporter of hardwood lumber. From 2006 to 2009, Mr. Rossi served as Chairman and Chief Executive Officer of American Hardwood Industries. Prior to that, he was Chairman and Chief Executive Officer of Rossi American Hardwoods from 1976 to 2005. Mr. Rossi served as President and is currently on the Board of Directors of the National Hardwood Lumber Association. He is the former Chairman of the American Hardwood Export Council and has been a member of its Board of Directors since 1988. Mr. Rossi previously served as the President and Chairman of the Hardwood Federation and currently serves as a member of its Executive Committee. Additionally, Mr. Rossi serves on the board of C.F. Furniture Group. Mr. Rossi is the past Chairman of the Mt. St. John Foundation and a former member of the Board of Trustees of the University of Connecticut.

Qualifications: Based on Mr. Rossi’s extensive experience in the building material products sector and extensive international experience, our Board of Directors concluded that he is well-qualified to serve as one of our directors.

Colin M. Sutherland Age: 63 Director Since: 2010

Business Experience: Mr. Sutherland is currently President of SC Market Analytics LLC, a firm offering market forecasting, decision support and strategic consulting services to clients in the North American concrete, aggregates and cement sector. From May 2012 to October 2013, he was Vice President Commercial Strategy for Votorantim Cement North America, a leading producer of cement, aggregates and ready-mixed concrete in the Great Lakes region and also served on the Board of Directors and Audit Committee of Pond Technologies Inc. From April 2011 to May 2012, he was Vice President Corporate Development of The Waterford Group, a privately-held company based in Ontario that operates in the aggregates, ready-mixed concrete and industrial services sectors. From July 2010 to March 2011, he served as Special Corporate Development Advisor to the Chief Executive Officer of Armtec Infrastructure Inc., one of North America’s largest producers of pre-cast and pre-stressed concrete components and structures. Previously Mr. Sutherland served as the Executive Vice President of Catawba Resources Inc. from March 2007 to April 2010, and as the Vice President of Business Development, Integration & Strategy at Holcim (US) Inc. from August 2003 to February 2007. From October 2001 to July 2003, he served as the Paris-based Vice President, Cementitious Materials with Lafarge S.A. following a period as Group Integration Director for Blue Circle Industries PLC. Prior to that, he held the position of Director of Corporate Development for Blue Circle North America from September 1995 to January 2001.

Education: Mr. Sutherland holds a Bachelor of Commerce degree from Queen’s University. He has also pursued graduate studies at the Wharton School of Business and lectured in Finance at Concordia University, Montreal in 1986-87.

Qualifications: Based on Mr. Sutherland’s over 31 years of experience devising and implementing growth strategies for leading global players in the concrete, aggregates and cement sector, combined with his deep knowledge of business valuation, postmerger integration and the Company’s geographic markets, our Board of Directors concluded that he is well-qualified to serve as one of the Company’s directors.

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees.

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Information Concerning the Board of Directors and Committees

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS

Our Board currently consists of seven directors. A majority of our Board constitutes a quorum for meetings of the Board of Directors. The convening of a special meeting is subject to advance written notice to all directors.

Tenure	Independent

Director Independence

Our Board has determined that six of our current directors, Ms. Ball, and Messrs. Cellar, Lundin, Rayner, Sutherland and Rossi are “independent directors” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market and that none has a material relationship with the Company that would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director. There were no transactions, relationships or arrangements that were considered by our Board in determining the independence of such directors. Accordingly, the majority of the Board is currently and, if all the director nominees are elected, will be comprised of independent directors.

Board Committee and Meetings

Our Board met 9 times during 2018. Our Board currently has standing audit, compensation and nominating and corporate governance committees. Committee designations are generally made by our Board following the election of directors at each annual meeting of stockholders, upon the formation of a new committee or upon the addition or resignation of directors between annual meetings, if needed.

During 2018, each of our directors attended at least 75% of the meetings of the Board and any committee of the Board on which such director served. Members of the Board of Directors are expected to use all reasonable efforts to attend each meeting of the Board and to attend the Company’s annual meeting of stockholders. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate Board committee in advance of such meeting. The Chairman of the Board or his designee may also request that members of management or other advisors attend all or any portion(s) of the meetings of the Board of Directors. Each of our directors other than Eugene I. Davis, who did not stand for reelection, and Ms. Ball, who was not a member of the Board at the time, attended our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).

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Information Concerning the Board of Directors and Committees

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William J. Sandbrook	C
Susan M. Ball	●	●
Kurt M. Cellar	●			C
Michael D. Lundin	●	C		●
Robert M. Rayner	●		●	●
Colin M. Sutherland	●	●	●
Theodore P. Rossi	●		C
Number of 2018 Meetings	9	6	3	5

C Chairperson

Audit Committee

The Audit Committee met 6 times during 2018. From January 1, 2018 to May 17, 2018, the Audit Committee consisted of Messrs. Lundin (Chairman) and Sutherland. From May 17, 2018 to September 18, 2018, the Audit Committee consisted of Messrs. Lundin (Chairman), Cellar and Sutherland. From September 18, 2018 to December 31, 2018, the Audit Committee consisted of Messrs. Lundin (Chairman) and Sutherland and Ms. Ball. The Audit Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations —Corporate Governance. The Board has determined that each member of the Audit Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Board has also determined that Mr. Lundin is an “audit committee financial expert,” as defined in the applicable rules of the SEC.

The Audit Committee assists our Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements, accounting, auditing and financial reporting processes and internal control systems;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our compliance with legal and regulatory requirements;
•	certain aspects of our compliance and ethics program relating to financial matters, books and records and accounting as required by applicable statutes, rules and regulations; and

•	the assessment of the major financial risks facing us.

The Audit Committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal auditors and outside firms providing internal audit services.

Our management is responsible for preparing our financial statements and for our internal controls, and our independent registered public accounting firm is responsible for auditing those financial statements and the related audit of internal control over financial reporting. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The following functions are among the key duties and responsibilities of the Audit Committee:

•	reviewing and discussing with management and our independent registered public accounting firm our annual audited and interim unaudited financial statements and related disclosures included in our quarterly earnings releases and periodic reports filed with the SEC;

•	recommending to the Board whether our audited financial statements should be included in our Annual Report on Form 10-K for that year;

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Information Concerning the Board of Directors and Committees

•	reviewing and discussing the scope and results of the independent registered public accounting firm’s annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the Audit Committee by the independent registered public accounting firm;

•	reviewing and discussing with management, our senior internal audit executive, outside firms providing internal audit services and our independent registered public accounting firm the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies (including those related to significant business risk exposures such as data privacy and network security);

•	the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, including overseeing their independence;

•	reviewing and pre-approving all audit, review or attest services and permitted non-audit services that may be performed by our independent registered public accounting firm;

•	establishing and maintaining guidelines relating to our hiring of employees and former employees of our independent registered public accounting firm, which guidelines shall meet the requirements of applicable law and listing standards;

•	reviewing and assessing, on an annual basis, the adequacy of the Audit Committee’s charter, and recommending revisions to the Board;

•	reviewing the appointment of our senior internal audit executive, and reviewing and discussing with that individual, and any outside firms providing internal audit services, the scope and staffing of our internal audits, including any difficulties encountered by the internal audit function and any restrictions on scope of its work or access to required information, and reviewing all significant internal audit reports and management’s responses;

•	confirming the regular rotation of the audit partners with our independent auditor, as required by applicable law, and considering whether there should be regular rotation of our auditors;

•	preparing an annual Audit Committee report for inclusion in our proxy statement;

•	reviewing legal and regulatory matters that may have a material impact on our financial statements and reviewing our compliance policies and procedures, including meeting annually with the General Counsel regarding the implementation and effectiveness of our compliance programs;

•	reviewing the Company’s significant financing transactions and related documentation that may have a material impact on the Company’s ability to borrow to ensure the Company is able to finance its ongoing as well as future operations, and evaluating whether to recommend to the Board to approve or ratify any such financing transaction;

•	considering all of the relevant facts and circumstances available for related party transactions submitted to the Audit Committee in accordance with our policy regarding related party transactions;

•	establishing and maintaining procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters for the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls and auditing matters;

•	reviewing and discussing all critical accounting policies and practices to be used, all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management;

•	reviewing and recommending to the Board director and officer indemnification and insurance policies and procedures;

•	evaluating its performance on an annual basis and periodically reviewing the criteria for such evaluation; and

•	performing such other functions the Audit Committee or the Board deems necessary or appropriate under applicable law, including those set forth in our Corporate Governance Guidelines.

The Audit Committee meets separately with our internal auditors and the independent registered public accounting firm to provide an open avenue of communication.

For additional information regarding the Audit Committee see “Risk Oversight” and “Report of the Audit Committee.”

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Information Concerning the Board of Directors and Committees

Compensation Committee

The Compensation Committee met three times during 2018. From January 1, 2018 to September 18, 2018, the Compensation Committee consisted of Messrs. Cellar (Chairman), Rayner, Sutherland and Rossi. From September 18, 2018 to December 31, 2018, the Compensation Committee consisted of Messrs. Rossi (Chairman), Rayner and Sutherland. Each member of the Compensation Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Compensation Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations —Corporate Governance.

There are three primary responsibilities of our Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executives and directors; (2) to oversee the adoption of policies that govern our compensation programs, including stock and incentive plans; and (3) to produce the Compensation Discussion and Analysis for our annual meeting proxy statement. The Compensation Committee operates under a written charter adopted by our Board. Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following are the key functions of the Compensation Committee, any of which may be delegated to one or more subcommittees, as the Compensation Committee may deem necessary or appropriate:

•	review and approve annually the corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of our executive officers in light of those goals and set the compensation levels of our executive officers based on the Compensation Committee’s evaluation;

•	review the competitiveness of our compensation programs for executive officers to (1) attract and retain executive officers, (2) motivate our executive officers to achieve our business objectives, and (3) align the interests of our executive officers and key employees with the long-term interests of our stockholders;

•	review trends in management compensation, oversee the development of new compensation plans and, when necessary, revise existing plans;

•	periodically review the compensation paid to non-employee directors through annual retainers and any other cash or equity components of compensation and perquisites, and make recommendations to the Board for any adjustments;

•	review and approve the employment agreements, salaries, bonuses, equity or equity-based awards and severance, termination, indemnification and change in control agreements for all our executive officers;

•	review and approve compensation packages for new executive officers and termination packages for executive officers as may be suggested by management or the Board;

•	review and approve our policies and procedures with respect to expense accounts and perquisites for our executive officers;

•	review and discuss with the Board and our executive officers plans for executive officer development and corporate succession plans for the Chief Executive Officer and other executive officers;

•	review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans;

•	oversee our employee benefit plans;

•	review periodic reports from management on matters relating to personnel appointments and practices;

•	review and discuss with management our Compensation Discussion and Analysis for our annual meeting proxy statement in compliance with applicable SEC rules and regulations;

•	review and assess the Company’s policies and practices for compensating its employees, including its executive officers, as they relate to risk management practices, risk-taking incentives and identified major risk exposures to the Company;

•	make recommendations concerning policies to mitigate risks arising from compensation policies and practices, including policies providing for the recovery of incentive or equity-based compensation and limiting hedging activities related to Company stock;

•	review and make recommendations regarding the Company’s submissions to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and engagement with proxy advisory firms;

•	retain and terminate any advisors to assist it in performing its duties, including the authority to approve fees and the other terms and conditions of the advisors’ retention; and

•	annually evaluate the Compensation Committee’s performance and charter.

For additional information regarding the Compensation Committee, see “Risk Oversight,” “Compensation Committee Interlocks and Insider Participation” and “Compensation Discussion and Analysis.”

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Information Concerning the Board of Directors and Committees

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times in 2018. From January 1, 2018 to September 18, 2018, the Nominating and Corporate Governance Committee consisted of Messrs. Cellar, Rayner, Rossi, Sutherland and Lundin. From September 18, 2018 to December 31, 2018, the Nominating and Corporate Governance Committee consisted of Messrs. Cellar (Chairman), Lundin and Rayner. Each member of the Nominating and Corporate Governance Committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq stock market. The Nominating and Corporate Governance Committee is governed by a charter adopted by our Board, a copy of which is available on our website at www.us-concrete.com under Investor Relations —Corporate Governance.

The Nominating and Corporate Governance Committee is responsible for the duties and functions related to corporate governance matters including ensuring that we operate in accordance with our Corporate Governance Guidelines, leading the Board in its annual assessment of the performance of the Board, its committees and each of the directors and reviewing, evaluating and recommending changes to our Corporate Governance Guidelines.

The following functions are among the key duties and responsibilities of the Nominating and Corporate Governance Committee:

•	review and make recommendations regarding the size, composition and organization of the Board;

•	develop and recommend to the Board specific criteria for the selection of directors;

•	with respect to director nominees, (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board), (ii) review the qualifications of any such person submitted to be considered as a member of the Board by any stockholder or otherwise, and (iii) select the director nominees for the next annual meeting of stockholders or to fill vacancies on the Board;

•	develop and periodically reassess policies and procedures with respect to the consideration of any director candidate recommended by stockholders or otherwise;

•	review and make recommendations to the Board with respect to the size, composition and organization of the committees of the Board (other than the Nominating and Corporate Governance Committee);

•	recommend procedures for the efficient functioning of the Board;
•	assist the Board in determining whether individual directors have material relationships with the Company that may interfere with their independence, as provided under applicable requirements and listing standards;

•	oversee the Board’s annual self-evaluation process and report annually to the Board with an assessment of the Board’s performance;

•	develop and maintain the orientation program for new directors and continuing education programs for directors;

•	review and discuss as appropriate with management the Company’s public disclosures and its disclosures to stock exchanges relating to independence, governance and director nomination matters, including in the Company’s proxy statement;

•	review and assess the adequacy of its charter annually and recommend to the Board any changes deemed appropriate; and

•	review its own performance annually.

In carrying out its function to evaluate nominees for election to the Board, the Nominating and Corporate Governance Committee considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to nominate a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” within the meaning of the applicable Nasdaq listing standards. Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee gives due consideration to diversity in business experience, professional expertise, gender and nationality among the Board members because different points of view based on a variety of experiences contributes to effective decision making. In

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Information Concerning the Board of Directors and Committees

considering candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to the Board (other than those proposed by the Company’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including members of the Board, our executives, individuals personally known to the members of the Board, our stockholders, and other research. The Nominating and Corporate Governance Committee also may select and compensate a third-party search firm to help identify potential candidates, if it deems it advisable to do so.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

Stockholders may submit nominations to the Nominating and Corporate Governance Committee in care of Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039. Any stockholder wishing to nominate a person for election to the Board must comply with the advance notice deadline and submission process for stockholder proposals contained in our bylaws.

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, whether identified by the Board or by a stockholder, and will evaluate each of them on the same basis.

As a part of its ongoing efforts, the Nominating and Governance Committee intends to continue to seek potential director nominees from a candidate pool that includes women and individuals from minority groups.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee was comprised of Messrs. Rossi, Rayner, Sutherland (since September 2018), and Cellar (through September 2018). No member of the Compensation Committee has been an officer or employee of U.S. Concrete or any of its subsidiaries. During 2018, no member of the Compensation Committee had any material interest in a transaction involving the Company (except for the director compensation arrangements described below) or a material business relationship with, or any indebtedness to, the Company. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2018.

Communication with Board of Directors

Stockholders and other interested persons may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 331 N. Main Street, Euless, Texas 76039. All such communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Company Leadership Structure

The Board of Directors is currently led by our Chairman, William J. Sandbrook, who is our President and Chief Executive Officer. Michael D. Lundin is our Lead Independent Director. In the absence of the Chairman, the Lead Independent Director serves as chairman of the meeting. Non-management directors meet frequently in executive session without management before or following Board meetings. All members of the Board are elected annually.

Under our Board’s current leadership structure, we have an executive Chairman and a Lead Independent Director. Our Lead Independent Director is empowered with robust, well-defined duties. Our Board is composed of experienced and committed independent directors (with all non-management nominees being independent), and our Board committees have objective, experienced chairs and members. Our Board believes that these factors, taken together, provide for objective, independent Board leadership, and effective engagement with and oversight of management.

Our Board is committed to objective, independent leadership for our Board and each of its committees. Our Board views the objective, independent oversight of management as central to effective Board governance, to serving the best interests of our Company and our stockholders, and to executing our strategic objectives and creating long-term value. This commitment is reflected in our Company’s governing documents, our Bylaws, our Corporate Governance Guidelines, and the governing documents of each of the Board’s committees.

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Information Concerning the Board of Directors and Committees

Our Board believes that its optimal leadership structure may change over time to reflect our Company’s evolving needs, strategy and operating environment; changes in our Board’s composition and leadership needs; and other factors, including the perspectives of stockholders and other stakeholders. Our Board has the flexibility to determine the Board leadership structure best suited to the needs and circumstances of our Company and our Board.

At least annually, our Board, in coordination with our Nominating and Corporate Governance Committee, deliberates on and discusses the appropriate Board leadership structure, including the considerations described above. Based on that assessment and on input from stockholders, for 2018 our Board believed that our current structure, with Mr. Sandbrook as executive Chairman and Mr. Lundin as Lead Independent Director, was the optimal leadership framework. We and our stockholders benefit from an executive Chairman with deep experience in and knowledge of our industry, our Company, and its businesses, and a strong Lead Independent Director with robust, well-defined duties. Our Lead Independent Director, together with the other independent directors, instills objective independent Board leadership, and effectively engages and oversees management.

The Board believes in having a Lead Independent Director who is empowered with robust, well-defined duties. The Lead Independent Director is joined by experienced, independent Board members and a Chairman who, as CEO, serves as the primary voice to articulate our strategy of long-term responsible growth. The independent directors provide objective oversight of management, help to establish the long-term strategy and regularly assess its effectiveness, and serve the best interests of our Company and our stockholders by creating long-term value.

Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including strategic, operational, compliance, data security, financial and compensatory risks. The Board administers this oversight function at the Board level, and through the Audit Committee and the Compensation Committee. The entire Board oversees the strategic, operational and compliance risks. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent auditors, the Company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. The Audit Committee also oversees the Company’s data privacy and network security risks and strategy. The Compensation Committee considers risks presented by the Company’s compensation policies and practices, as well as those related to succession and management development. The Audit Committee and Compensation Committee each report directly to our Board.

Code of Ethics

Pursuant to our Code of Ethics and Business Conduct, all employees (including our Named Executive Officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company, are required to disclose such matters to our Chief Executive Officer or General Counsel prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. Our Board members are also responsible for complying with our Code of Ethics and Business Conduct, which is in writing and is available on our website at www.us-concrete.com under Investor Relations — Corporate Governance. You may also obtain a written copy by making a request to our Corporate Secretary by mail at U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039 or by phone by calling (817) 835-4105. In the event that we amend or waive any of the provisions of the Code of Ethics and Business Conduct applicable to our principal executive, financial and accounting officers, we intend to disclose that action on our website, as required by applicable law.

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Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Oversight Function

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, audit of the Company’s financial statements, and performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.

Management of the Company has the responsibility for the presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

As discussed above, the Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Approval of 2018 Financial Statements

During the first quarter of 2019, the Audit Committee reviewed and discussed with management U.S. Concrete’s audited financial statements as of and for the year ended December 31, 2018. In addition, the Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed with that firm its independence from U.S. Concrete. In addition, the Audit Committee concluded that Ernst & Young LLP’s provision of services that are not related to the audit of U.S. Concrete’s financial statements was compatible with that firm’s independence from U.S. Concrete.

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Report of the Audit Committee

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee:

Michael D. Lundin, Chairman

Susan M. Ball

Colin M. Sutherland

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Director Compensation

DIRECTOR COMPENSATION

Director Retainers and Meeting Fees

During 2018, we paid our non-employee directors the following annual retainers quarterly in advance. Non-employee directors do not receive per meeting fees.

•	an annual retainer of $25,000 to the Lead Director of the Board;

•	an annual retainer of $100,000 to each non-employee member of the Board;

•	an annual retainer of $15,000 for the Chairman of the Audit Committee;

•	an annual retainer of $15,000 for the Chairman of the Compensation Committee;

•	an annual retainer of $15,000 for the Chairman of the Nominating and Corporate Governance Committee; and

•	an annual retainer of $5,000 for each member (non-chair) of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Eugene I. Davis served as our non-executive Chairman of the Board until our 2018 annual meeting of stockholders, where he did not stand for re-election to the Board. In connection with a consulting agreement with the Company entered into on September 14, 2017 (the “Consulting Agreement”), Mr. Davis agreed to forfeit his compensation as a member of the Board and its committees as of such date and receive the cash and equity-based compensation as provided in the Consulting Agreement. See “Certain Relationships and Related Transactions.”

Director Equity Compensation

We generally grant annual equity awards to non-employee directors in October as part of their remuneration for services to us. In 2018, each non-employee director (other than the Chairman of the Board) received a grant of restricted stock units (“RSUs”) with a grant date fair value of approximately $125,000. As a result, on October 1, 2018, we granted 2,729 RSUs to each of Messrs. Rayner, Cellar, Lundin, Sutherland, and Rossi and Ms. Ball. The number of shares granted was based on the closing price of our common stock on the Nasdaq stock market on October 1, 2018. The awards vest in four installments of 25% each on January 1, 2019, April 1, 2019, July 1, 2019, and October 1, 2019, provided the award recipient remains a member of the Board through the applicable vesting dates.

Director Stock Ownership Guidelines

In 2016, our Board of Directors adopted stock ownership guidelines that apply to our non-employee directors. Subject to transition periods and other provisions, the guidelines generally require that each non-employee director beneficially hold shares of our stock with a value at least equal to three times the annual cash retainer paid to non-employee directors. All non-employee directors were in compliance with the guidelines as of March 21, 2019, subject to transition periods. We also have stock ownership guidelines for our executive officers under Section 16, including each of our NEOs, as further described in “Compensation Discussion and Analysis —Stock Ownership Guidelines.”

Other Director Compensation

We do not pay any additional compensation to our employees for serving as directors. We reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and committee meetings or otherwise in their capacity as directors.

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Director Compensation

The table below summarizes the compensation we paid to our non-employee directors during the year ended December 31, 2018.

2018 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	RSU Awards ($)(2)(3)	RSU Awards Grant Date	All Other Compensation ($)	Total ($)
Eugene I. Davis(4)
	—	—	—	125,000(5)
	—	—	—	—
					125,000
Susan M. Ball
	42,550	—	—
	—	124,988	10/1/2018
					167,675
Kurt M. Cellar
	116,250	—	—	—
	—	124,988	10/1/2018	—
					241,238
Michael D. Lundin
	141,250	—	—
	—	124,988	10/1/2018
					266,238
Robert M. Rayner
	106,250	—	—
	—	124,988	10/1/2018
					231,238
Theodore P. Rossi
	107,500	—	—
	—	124,988	10/1/2018
					232,488
Colin M. Sutherland
	110,000	—	—
	—	124,988	10/1/2018
					234,988

1.

Mr. Sandbrook was a director and Named Executive Officer during 2018. Mr. Sandbrook did not receive any additional compensation for service as a director. Information about his compensation is listed in the Summary Compensation Table below.

2.

The amounts represent the aggregate grant date fair value of RSUs computed in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC 718”). The aggregate grant date fair value of RSUs was equal to the number of RSUs granted multiplied by the closing price of our common stock on the Nasdaq stock market on October 1, 2018, which was $45.80 per share.

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Director Compensation

3.	The chart below shows the aggregate number of outstanding RSU awards held by each non-employee director as of December 31, 2018.

Director	Number of Shares of Common Stock Subject to Outstanding RSU Awards

Ball	2,729

Cellar	2,729

Lundin	2,729

Rayner	2,729

Rossi	2,729

Sutherland	2,729

4.	Mr. Davis did not seek re-election at our 2018 annual meeting of stockholders.
5.	The amount represents the cash paid pursuant to Mr. Davis’ Consulting Agreement. See “Certain Relationships and Related Transactions.”

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Executive Officers

EXECUTIVE OFFICERS

The following table provides information about our executive officers as of March 15, 2019. Mr. Sandbrook also serves as a member of our Board of Directors, and his biography is set forth above under the heading “Proposal No. 1 Election of Directors.”

NAME	AGE	POSITION(S) HELD
William J. Sandbrook	61	Chairman, President and Chief Executive Officer
Herb Burton	43	Regional Vice President and General Manager — U.S. Concrete — West
Gibson T. Dawson	53	Vice President, Corporate Controller and Chief Accounting Officer
Scott Dryden	43	Regional Vice President and General Manager — Polaris Materials
Matthew Emmert	44	Regional Vice President and General Manager — U.S. Concrete – East
Paul M. Jolas	54	Senior Vice President, General Counsel and Corporate Secretary
Kevin R. Kohutek	46	Vice President — Finance and Treasurer
John E. Kunz	54	Senior Vice President and Chief Financial Officer
Mark B. Peabody	61	Vice President — Human Resources
Niel L. Poulsen	65	Executive Vice President — Southeast Division
Ronnie Pruitt	48	Senior Vice President and Chief Operating Officer
Jeffrey W. Roberts	52	Regional Vice President and General Manager — U.S. Concrete — Central

Herb Burton has served as the Vice President and General Manager for U.S. Concrete’s West Region, responsible for four business units: Central Concrete Supply Co., Inc., Right Away Redy Mix, Rock Transport and Westside Concrete Materials since March 2017. From 2015—March 2017, Mr. Burton served as Vice President of Operations and Sustainability for Central Concrete and Right Away Redy Mix, responsible for the management of 16 ready-mix plants, fleet and plant maintenance, safety, environmental management, customer service, inside sales and purchasing. Prior to that, from 2011 — 2015, he served as Director of Project Management for Central Concrete. From 1999 — 2011, Mr. Burton held various positions for Central Concrete, including Project Manager, Sales Manager and Plant Manager. He started his career working in various operational positions including mixer driver, batch operator and dispatcher. Mr. Burton is a member of the NRMCA Operations, Environment and Safety (OES) Committee and participated in the NRMCA Developing Industry Leaders Program. In June 2011, Mr. Burton filed a petition for personal bankruptcy under Chapter 7 of the federal bankruptcy laws, which was subsequently discharged in September 2011.

Gibson T. Dawson has served as Vice President, Corporate Controller and Chief Accounting Officer since February 2019. Mr. Dawson joined the Company in August 2017 as Corporate Controller. From May 2007 to August 2017, Mr. Dawson served as Vice President, Corporate Controller for PFSweb, Inc., a global commerce services company. Prior to assuming such role, Mr. Dawson served as Director, Corporate Controller for PFSweb from 1999 to 2007. From 1996 to 1998, Mr. Dawson was Controller for Independent National Distributors, Inc. Prior to that, Mr. Dawson spent nine years with the international public accounting firm of KPMG where he rose to the position of senior manager in the assurance practice. Mr. Dawson received his B.B.A. in Accounting from Baylor University and is a Certified Public Accountant.

Scott Dryden joined Polaris in August 2014 as Vice President of Business Development and was appointed Vice President, Operations in October 2015. In February of 2018, following our acquisition of Polaris, he was appointed Regional Vice President & General Manager, assuming overall oversight leadership responsibility for Polaris and its subsidiaries. Mr. Dryden has held various management positions in logistics, customer service and business development in the marine and bulk materials handling industries. He was Director, Marketing and Customer Service; and later Managing Director, Eastern and Offshore Division for Northern Transportation Company Ltd., a substantial First Nations-controlled maritime transportation company serving Oil & Gas and Mining Industries in the Canadian Arctic and Eastern Coast. Prior to this, he was the Manager of Customer Service and West Coast

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Executive Officers

Operations for CSL International Inc., Polaris’ exclusive shipping contractor. Mr. Dryden attended the University of Victoria and holds an M.B.A. (with a specialization in Leadership) from Royal Roads University.

Matthew Emmert has served as Regional Vice President & General Manager of the Company’s Eastern Ready-Mixed Concrete Region since February 2019. From May 2016 to February 2019, Mr. Emmert served as Vice President & General Manager of New Jersey and Pennsylvania operations. Prior to joining the Company, Mr. Emmert held the position of General Manager with Ralph Clayton & Sons. From 1997 to 2004, Mr. Emmert held many positions with Millington Quarry, Inc.

Paul M. Jolas has served as Senior Vice President, General Counsel and Corporate Secretary of U.S. Concrete, Inc. since February 2016. From August 2013 until February 2016, Mr. Jolas served as our Vice President, General Counsel and Corporate Secretary. Prior to joining U.S. Concrete, Inc., Mr. Jolas served as Executive Vice President, Chief Legal Officer and Corporate Secretary for Regency Energy Partners LP (NYSE: RGP) commencing in September 2009. Mr. Jolas has more than 29 years of legal experience, including extensive experience with corporate, securities, corporate governance, mergers and acquisitions, finance and transactional matters. Prior to joining Regency, he served in various legal roles at Dallas-based Trinity Industries, Inc. (NYSE: TRN) from June 2006 through September 2009, most recently as Vice President, Deputy General Counsel and Corporate Secretary. Prior to his work at Trinity, he served as Senior Regional Counsel for the Texas division of KB Home (NYSE: KBH) from 2004 to 2006; from 1996 to 2004, he served as General Counsel, Executive Vice President and Corporate Secretary for Radiologix, Inc. (AMEX: RGX); and from 1989 to 1996, as a member of the corporate securities group for Haynes and Boone, LLP. Mr. Jolas received his Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Duke University School of Law.

Kevin R. Kohutek has served as our Vice President, Finance and Treasurer since March 2018. Mr. Kohutek joined the Company in 2012 and previously served as our Vice President and Chief Accounting Officer from June 2012 to March 2015 and from April 2017 to March 2018. From April 2015 to April 2017, Mr. Kohutek served as Regional Vice President and General Manager in the Atlantic Region. Before joining the Company, Mr. Kohutek was Vice President of Finance with ClubCorp Financial Management Company and previously held various senior level accounting & finance positions at Trinity Industries, US Insurance Agency and KPMG. Mr. Kohutek holds a Bachelor of Business Administration Degree in Accounting and Finance from Texas A&M University, and is a Certified Public Accountant.

John E. Kunz has served as our Senior Vice President and Chief Financial Officer since October of 2017. From March 2015 to September 2017, Mr. Kunz served as Vice President-Controller & Principal Accounting Officer for Tenneco Inc. (“Tenneco”), an automotive parts company listed on the New York Stock Exchange. Prior to assuming such role, Mr. Kunz served as Vice President-Treasurer and Tax/President-Finance Subsidiaries for Tenneco, from 2006 to 2015, and Vice President and Treasurer for Tenneco, from 2004 to 2006. From 1999 to 2004, Mr. Kunz worked at Great Lakes Chemical Corporation (“Great Lakes”), where he rose through positions of increasing responsibility to become Vice President and Treasurer. Prior to joining Great Lakes in 1999, Mr. Kunz was director of corporate development at Weirton Steel Corporation, where he also held prior positions in capital planning, business development and financial analysis. Prior to that, Mr. Kunz spent four years with the international public accounting firm of KPMG. Since March 2011, Mr. Kunz has served as a director of Wabash National Corporation. Mr. Kunz received his B.B.A. from the University of Notre Dame and a Master of Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

Mark B. Peabody has served as our Vice President — Human Resources since May 2012. Prior to joining the Company in 2012, Mr. Peabody served as Vice President of Human Resources and Risk Management for Mario Sinacola & Sons Excavating, Inc. since 2008. From 2006 through 2008, Mr. Peabody served as Senior Vice President, Corporate Human Resources for Hanson Building Materials North America, and from 2001 through

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Executive Officers

2006, he served as Chief Counsel, Labor & Employment for Hanson. From 1994 through 2001, Mr. Peabody served as Associate General Counsel and Senior Labor Attorney for PECO Energy Company. From 1992 through 1994, he served as an attorney for Reed Smith LLP. From 1987 through 1991, Mr. Peabody served in the United States Air Force Judge Advocate General’s Corp. He recently retired from the Air Force Reserve as a Lt. Colonel after serving for 25 years. Mr. Peabody received his Bachelor of Arts degree in Business from Rollins College and a Juris Doctor degree from The University of Pittsburgh School of Law. Mr. Peabody later earned his Master of Laws (LL.M.) degree in Labor Law from the Georgetown University Law Center.

Niel L. Poulsen has served as our Executive Vice President of the Southeast Division since October 2015. From January 2012 until October 2015, Mr. Poulsen served as our Regional Vice President and General Manager of Redi-Mix, LLC. From 2004 to 2010, he was Vice President and General Manager for Aggregate Industries’ (Holcim) Aggregate and Ready-Mix divisions in Colorado. From 2003 to 2004, he served with Cemex, 1995 to 2002 with the Edw. C. Levy Co., and prior to 2002, served in various international assignments, ranging in Australasia and the Middle East. Mr. Poulsen has over 25 years of domestic and international general management experience in ready-mixed concrete, aggregates and other construction materials.

Ronnie Pruitt has served as our Senior Vice President and Chief Operating Officer since October 2015. From July 2014 to October 2015, Mr. Pruitt served as the Vice President of Cement Sales of Martin Marietta Materials, Inc. (Martin Marietta), and from January 1995 to July 2014 was with Texas Industries, Inc. (TXI) in various positions, most recently as Vice President of Cement Operations of TXI, which was acquired by Martin Marietta in 2014. Mr. Pruitt has served as President of the Board of Directors of Cement Council of Texas and Chairman of the Paving Committee for the Portland Cement Association. Mr. Pruitt is a 1993 Graduate of the University of Texas-Arlington.

Jeffrey W. Roberts has served as our Vice President and General Manager – Central Region since February 2019. From 2006 to February 2019, Mr. Roberts served as the Vice President and General Manager -Ingram Concrete, LLC, or Ingram. Mr. Roberts is a 1989 graduate of Oklahoma State University receiving a Bachelor of Business Administration Degree in Management/ Marketing and minor field of study in Statistics. From 1994 through 2006, Mr. Roberts held various positions for Ingram, including Vice President of Sales and Operations from 2003 through 2006, Sales and Operations Manager from 1997 through 2003, and Quality Control Manager from 1994 through 1997. From 1993 to 1994, he served as the Quality Control Manager for Campbell Concrete. From 1990 to 1993, Mr. Roberts served as Technical Sales Representative for Cormix Construction Chemicals (formerly Gifford Hill Chemical), with sales responsibility in southeast Texas. From 1989 to 1990, he served as Sales Representative and Quality Control Assistant for Gifford-Hill Concrete in Ft. Worth, Texas.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”). For 2018, the following individuals constituted our “Named Executive Officers”. The titles shown below were their titles as of December 31, 2018:

William J. Sandbrook	Chairman, President and Chief Executive Officer
John E. Kunz	Senior Vice President and Chief Financial Officer
Ronnie Pruitt	Senior Vice President and Chief Operating Officer
Paul M. Jolas	Senior Vice President, General Counsel and Corporate Secretary
Niel L. Poulsen	Executive Vice President — Southeast Division

OUR 2018 PERFORMANCE

In 2018, our financial performance was adversely impacted by weather-related disruptions, which were outside of our control. Notwithstanding the weather-related disruptions in 2018, we still increased consolidated revenue 12.8% year-over-year to $1.5 billion and generated income from continuing operations of $31.1 million as compared to $26.2 million in 2017. In 2018, we recorded Total Adjusted EBITDA of $193.5 million, an increase of 0.7% as compared to 2017. Our 2018 diluted earnings from continuing operations per share of $1.82 increased 15.9% as compared to $1.57 in 2017.

SUMMARY OF COMPENSATION PROGRAM AND ELEMENTS

OUR COMPENSATION-SETTING PROCESS

•	Reports on officers’ and key employees’ compensation

•	Financial reports on year-to-date performance versus budget and prior year performance

•	Calculations and reports on levels of achievement of individual and corporate annual performance objectives

•	Information regarding compensation levels at peer groups of companies

•	Management’s proposals for salary, bonus and long-term incentive compensation

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

•	Competitiveness

•	Support Business Objectives, Strategy and Values

•	Pay-for-Performance

•	Emphasize Stock Ownership

•	Individual Performance

•	Integrated Approach

THE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

•	Annual Base Salaries

•	Annual Cash Bonuses

•	Long-Term Equity Incentives

•	Non-Qualified Deferred Compensation Plan

•	Matching Contributions under our 401(k) Plan

•	Health and Welfare Benefits

•	Severance Benefits

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Compensation Discussion and Analysis

POST-EMPLOYMENT ARRANGEMENTS FOR OUR NAMED EXECUTIVE OFFICERS

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable executive’s employment under various scenarios.

The Compensation-Setting Process

Overview

Our executive compensation program is administered by our Compensation Committee (“Compensation Committee” or “Committee”). The role of the Committee is to provide oversight and direction to ensure the establishment of executive compensation programs that are competitive in nature, enable us to attract top talent, and align the interests of our executive officers and our stockholders. The Committee is supported by our Vice President — Human Resources in the design, review and administration of our executive compensation programs and receives the input of our Chief Executive Officer regarding the compensation of our executive officers, other than himself. The Committee has engaged a third party compensation consulting firm, Willis Towers Watson, a nationally recognized executive compensation consulting firm (“Willis Towers Watson”), to evaluate executive officer compensation, evaluate Company practices in relation to other companies, and provide associated recommendations.

The Compensation Committee meets as often as it determines is necessary to perform its duties and responsibilities related to (i) compensation of the Company’s executives and other key employees, (ii) the fees and retainers paid to non-management directors of the Company, and (iii) the Company’s employee benefit plans and practices. The Committee typically meets three to four times a year with our Chief Executive Officer, Vice President — Human Resources, and General Counsel, and when appropriate and as needed, outside compensation consultants. The Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer, to determine his bonus for the prior calendar year, to set his base salary for the then-current calendar year, and to consider and approve any grants to him of equity incentive compensation.

The Committee works with management to establish the agenda for each meeting and typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:

•	reports on officers’ and key employees’ compensation;

•	financial reports on year-to-date performance versus budget and prior year performance;

•	calculations and reports on levels of achievement of individual and corporate annual performance objectives;

•	information regarding compensation levels at peer groups of companies; and

•	management’s proposals for salary, bonus and long-term incentive compensation.

Management’s Role in the Compensation-Setting Process

Our management, especially our Chief Executive Officer and Vice President — Human Resources, plays a key role in the compensation-setting process for the executive officers, except with respect to the compensation of the Chief Executive Officer. The most significant aspects of management’s role are:

•	recommending salary adjustments and equity compensation awards;

•	recommending strategic objectives and business performance targets for approval by the Compensation Committee in connection with the annual incentive compensation plan; and

•	evaluating employee performance.

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Compensation Discussion and Analysis

At the Committee’s request, our Chief Executive Officer participates in Committee meetings to provide:

•	information regarding our strategic objectives;

•	his evaluations of the performance of all executive officers; and

•	compensation recommendations as to all executive officers (excluding himself).

The Chief Executive Officer considers all relevant information and provides recommendations to the Committee regarding compensation for review, discussion and approval for all executive officers with the exception of himself. While the Committee considers the recommendation of our Chief Executive Officer, the Committee has the ultimate authority in making compensation decisions for the executive officers. The Committee reviews the performance and establishes appropriate compensation for the Chief Executive Officer in executive session without the Chief Executive Officer present.

The Compensation Committee has designated our Chief Executive Officer, Chief Financial Officer and Vice President — Human Resources, collectively, as the “Administrator” of our short-term incentive plan, which is our annual cash bonus plan. The Compensation Committee chose those individuals because of their access to financial information and individual performance criteria necessary to administer the plan. The Administrator has the authority to interpret the plan, to exercise discretion in interpolating performance levels and award payouts outside of or between the designated benchmarks, as well as to take all steps and make all determinations in connection with the short-term incentive plan and bonus payouts as it deems necessary. All incentive award payouts must ultimately be approved by the Committee.

Executive Compensation Philosophy and Policies

We are focused on building and maintaining a sustainable business model that consistently delivers superior returns to our stockholders. To be successful, we must attract, motivate, retain and reward key talent to provide the needed leadership capabilities to develop and execute our business strategy. Our compensation philosophy and approach is designed to support these objectives.

Our compensation philosophy is to provide competitive market compensation opportunities with an emphasis on performance-based variable pay. This “pay-for-performance” approach is reflected in the compensation package of all executive officers.

Our primary external market reference point for our market analysis is the 50th percentile. Our Compensation Committee uses the 50th percentile because it believes that is the appropriate level to attract and retain executive talent. Coupled with the opportunity to earn higher amounts commensurate with performance, the Committee believes high performing executives are given appropriate incentives and rewards for performance that results in improved stockholder value.

It is important to note that the external competitive market data serves as just one point of reference for the Committee. The total compensation packages for executives may vary materially from the benchmark data based on several factors, including individual performance, Company and business unit performance, tenure at the Company, retention needs, experience, strategic impact, and internal pay equity. In addition, as the Company’s revenue has increased from $598.2 million in 2013 to $1.5 billion in 2018, the NEO’s target total cash compensation and total direct compensation levels (other than the CEO and Mr. Poulsen) have not grown as rapidly, resulting in 2018 levels generally between the 25th and 50th percentiles of our peer group. However, the Company intends to target the 50th percentile over time.

All components of compensation for executive officers and key management are reviewed annually to ensure consistency with our compensation philosophy and to verify that the overall level of compensation is competitive. We use the following principles in the design and administration of our executive compensation program:

•

Competitiveness — Our compensation programs are designed to ensure we can attract, motivate and retain the talent needed to lead and grow the business. Targets for total cash compensation (base salary and short-term incentives) have generally been set between the 25th and 50th percentile levels of our peer group. However, the Company intends to target the 50th percentile over time.

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Compensation Discussion and Analysis

•

Support Business Objectives, Strategy and Values — Ultimately our compensation program is designed to drive the achievement of short and long-term business objectives, support the creation of long-term value for our stockholders, and promote and encourage behavior consistent with our core values and guiding principles.

•

Pay-for-Performance — While we generally establish target long-term incentive award levels between the 25th and 50th percentile levels of our peer group for target level performance, our plans provide the opportunity for significantly greater rewards for outstanding performance. At the same time, long-term incentive plan performance that does not meet performance targets is not rewarded. For 2018, we increased the NEO’s target long-term incentive award levels in an effort to bring the targets closer to the 50th percentile of our peer group.

•

Emphasize Stock Ownership — Our compensation programs encourage an ownership mentality and align the long-term financial interest of our executives with those of our stockholders. In addition, during 2016, we adopted formal stock ownership guidelines for our NEOs and directors.

•	Individual Performance — In addition to Company-wide and business unit financial measures, our annual incentive program emphasizes individual performance and the achievement of personal objectives.

•

Integrated Approach — We look at compensation in total and strive to achieve an appropriate balance of immediate, annual and long-term compensation components, with the ultimate goal of aligning executive compensation with the creation of long-term stockholder value.

We believe that we offer a work environment in which executive employees are allowed to use their abilities to achieve personal and professional satisfaction. However, we also understand that our executive employees have a choice regarding where they pursue their careers, and the compensation we offer plays a significant role in their decisions to choose to remain with us. We believe that our compensation principles will reward and encourage our management to deliver increasing stockholder value over time and help us to attract and retain top executive talent.

Internal Pay Equity

In implementing our compensation philosophy, the Committee also compares our Chief Executive Officer’s total compensation to the total compensation of the other Named Executive Officers. However, the Committee has not established a targeted level of difference between the total compensation of the Chief Executive Officer and the median total compensation level for the next lower tier of management. The Committee also considers internal pay equity among the other Named Executive Officers, and in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those officers.

Stockholder Say-on-Pay Votes

At our 2018 Annual Meeting, of those stockholders voting on the matter, 94.4% voted to approve our executive compensation on an advisory basis. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation and, as a result, did not materially change its approach in fiscal 2018. The Compensation Committee will consider the outcome of the Company’s future say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Compensation Consultants and Competitive Benchmarking

Compensation Consultants. As in prior years, the Compensation Committee engaged Willis Towers Watson to analyze our current compensation program to ensure that the Company’s executive, key employee and director compensation programs were:

•	Performance-Based. Designed to be performance-based and maximize stockholder value creation.

•	Aligned with Strategy and Culture. Aligned with the Company’s business strategy and corporate culture.

•	Market Competitive. Competitive with the market in order to attract, engage, reward and retain executive and key talent.

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Compensation Discussion and Analysis

In connection therewith, Willis Towers Watson:

•	had multiple conversations with the Chairman of our Compensation Committee, Chief Executive Officer and our Vice President — Human Resources regarding 2018 compensation;

•	advised the Compensation Committee with respect to the review and selection of our 2018 peer group; and

•	advised the Compensation Committee regarding the design, implementation and valuation of our long-term equity incentive awards and respective performance metrics for 2018.

The Compensation Committee assessed the independence of Willis Towers Watson pursuant to applicable SEC and Nasdaq rules and concluded that Willis Towers Watson’s work for the Compensation Committee does not raise any conflict of interest.

For 2018, we also subscribed to an on-line compensation service available through the Economic Research Institute (“ERI”). ERI compiles a robust database on job competencies, cost-of-living increases and executive compensation surveys. These three databases are used to help gauge the competitiveness of our 2018 salaries and executive compensation practices.

Competitive Benchmarking. Our compensation philosophy generally results in the establishment of total direct compensation (base annual salary, target bonus opportunity, long-term incentives) that are between the 25th and 50th percentile of market for executives in similar positions. The Committee does not employ a formulaic approach in setting any aspect of total compensation. The Committee has the flexibility to increase compensation when either hiring new executives who have significant industry experience, or for existing executives who demonstrate outstanding performance.

We compete against companies in many industries for executive talent. Because we believe that our benchmark peer group does not necessarily represent all of the companies that may be direct competitors for executive talent, we also rely upon general industry national survey data of companies which are of similar revenue size. This general industry data is collected and prepared for us by Willis Towers Watson.

In 2018, Willis Towers Watson was asked to benchmark the compensation of the Company’s executive officers. In seeking an appropriate peer group, management, the Committee and Willis Towers Watson recognized that there are few publicly-traded companies in the construction materials industry that are close to the Company’s size in terms of annual revenue and market capitalization. Most other publicly-traded construction materials companies are larger than the Company and are companies with which the Company rarely competes.

During 2018, the Committee eliminated the following companies from the Company’s peer group (i) Headwaters Incorporated due to its acquisition, (ii) IES Holdings, Inc. due to poor alignment with the Company’s revenue, market capitalization, EBITDA as well as business and (iii) Builders FirstSource due to misalignment with the Company’s revenue. In place of these three companies, the Committee added Gibraltar Industries, Inc., NCI Building Systems, Inc. and Simpson Manufacturing Co., Inc., each of which competes in the building products industry and closely aligns with the Company’s financial metrics.

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Compensation Discussion and Analysis

As a result, management and the Committee agreed on the following peer group for 2018:

Company	Primary Industry	Primary Segment and GICS Code
Vulcan Materials Company	Construction Materials	Stone Materials (15102010)
Martin Marietta Materials Inc.	Construction Materials	Stone Materials (15102010)
MYR Group, Inc.	Construction and Engineering	Heavy Construction (20103010)
Matrix Service Company	Oil and Gas Equipment and Services	Heavy Construction (20103010)
Gibraltar Industries, Inc.	Building Products	Building Products (20102010)
Great Lakes Dredge & Dock Corporation	Construction and Engineering	Heavy Construction (20103010)
Granite Construction, Inc.	Construction and Engineering	Heavy Construction (20103010)
Eagle Materials Inc.	Construction Materials	Concrete (15102010)
NCI Building Systems, Inc.	Construction Materials	Heavy Construction (20103010)
U.S. Silica Holdings, Inc.	Oil and Gas Equipment and Services	Heavy Construction (20103010)
Aegion Corporation	Construction and Engineering	Heavy Construction (20103010)
Summit Materials, Inc.	Construction Materials	Stone Materials (15102010)
American Woodmark Corp.	Building Products	Building Products (20102010)
Simpson Manufacturing Co., Inc.	Construction and Engineering	Heavy Construction (20103010)

The Committee believes this group of companies is an appropriate peer group for compensation setting purposes because their revenues, industry and geographic markets are most similar to the Company and provide a reasonable point of reference for comparing like positions and scope of responsibility for purposes of executive compensation. It is the Committee’s view that (i) we compete for executive officers and employees from companies that are represented by this group, and (ii) investors consider the performance of these public companies when deciding to make an investment in the construction materials sector. Among this peer group, the Company ranked near the median in terms of EBITDA.

Given the changing nature of our industry and the construction industry, the Compensation Committee expects that the companies used in the benchmarking process and peer group may vary from year-to-year.

Components of Executive Compensation

The primary components of our executive compensation programs are as follows:

•

Annual Base Salaries. This fixed component of pay is based on an individual’s particular skills, responsibilities, experience and performance. The executive officers, as well as other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

•

Annual Cash Bonuses. This variable cash component of pay is based on Company performance, business unit performance, and an individual’s achievement of specified goals measured over a performance period of one year.

•

Long-Term Equity Incentives. This variable equity component of pay is based on an individual’s compensation grade level. For 2018, we granted awards of restricted stock to all executives and key employees with 60% of the awards vesting annually over a three-year period (time-based vesting) and the remaining 40% vesting upon attainment of specified performance measures (performance-based vesting).

•

Non-Qualified Deferred Compensation Plan. All executive officers and certain key employees are eligible to participate in a non-qualified deferred compensation plan under which they may defer up to 75% of their base compensation and 75% of their annual incentive compensation. There is no Company match for contributions to the non-qualified deferred compensation plan.

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Compensation Discussion and Analysis

•

Matching Contributions under our 401(k) Plan. The Company maintains a defined contribution 401(k) plan for employees, including executive officers, meeting various employment requirements. Eligible employees may contribute amounts up to the lesser of 60% of their annual compensation or the maximum amount Internal Revenue Service regulations permit. During 2018, we matched 100% of the first 5% of employee contributions.

•

Health and Welfare Benefits. All executive officers are eligible to participate in health and welfare benefit programs that are available to substantially all non-union employees which provide for medical, dental, vision, basic life, and disability insurance needs. We do not offer any post-employment retiree health or welfare benefits.

•

Severance Benefits. We have entered into executive severance agreements with each of our NEOs, which provide the NEOs with varying severance compensation and benefits if their employment is terminated in a qualifying termination.

We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash rewards for achievement of annual financial performance targets and long-term incentives to promote the achievement of sustained value over the longer term. In establishing compensation for executives, the Compensation Committee considers a number of factors including:

•	The executive’s job responsibility;

•	Individual contributions and performance;

•	Level of experience;

•	Personal compensation history;

•	Criticality to the business; and

•	Peer company data.

Analysis of Our 2018 Executive Compensation Program

Compensation of Mr. Sandbrook

In February 2018, the Compensation Committee reviewed the CEO’s compensation based on the factors identified above and with a strong focus on direct industry-specific competitors. In addition, the Compensation Committee considered the areas of achievement for 2017 along with his transition into the role of Chairman of the Board. This resulted in an increase in all elements of compensation to better align his compensation with market pay levels and achieved the desired balance of compensation, which was to place more emphasis on incentive compensation versus fixed compensation.

Base Salary

Our Compensation Committee’s general approach is to determine base salaries by evaluating (i) the levels of responsibility, prior experience and breadth of knowledge of the executive, (ii) internal pay equity issues, and (iii) external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual scope of responsibility and accountability, individual performance, time with the Company and experience, strategic impact of the position, general levels of market salary increases, retention concerns, peer group data, and our overall financial results. The Committee generally grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes based on goal accomplishments, with such goals being set by supervisors, or in the case of the Chief Executive Officer, by the Board.

Effective April 1, 2018, salaried employees within the Company received an average of a 3.0% increase in their base salary. Based upon a review of external benchmarking data and assessments of individual performance,

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Compensation Discussion and Analysis

Company performance and each NEO’s contribution to the Company’s performance, the NEOs received base salary increases ranging from 2.9% to 13.3% as shown in the following table. The 2018 base salaries for the NEOs, which became effective April 1, 2018, and the percentage increase from their 2017 base salaries were as follows:

Name	2018 Base Salary ($)	Increase (%)
William J. Sandbrook	900,000	5.9
John E. Kunz	440,000	3.5
Ronnie Pruitt	510,000	13.3
Paul M. Jolas	395,000	5.3
Niel L. Poulsen	350,000	2.9

Annual Cash Bonus — 2018 Annual Incentive Plan

Our Compensation Committee typically awards cash bonuses to executive officers on an annual basis. For 2018, the Committee adopted the 2018 Annual Incentive Plan (the “2018 Plan”), a short-term cash incentive plan for all our salaried employees, including all our executive officers. The purpose of the 2018 Plan was to attract, retain, motivate and reward team members for successful Company, business unit and individual performance, with rewards that were commensurate with the level of performance attained. The cash bonus award is intended to be a significant part of an executive officer’s total compensation package subject to the performance of the executive officer.

Performance Metric Selected. Our Compensation Committee periodically reviews the appropriateness of the performance measures used in our incentive plans (including the 2018 Plan), the degree of difficulty in achieving the targets based on these measures, as well as certain strategic and nonfinancial objective criteria. In 2018, the Compensation Committee again selected Total Adjusted EBITDA as the performance measure used for determining whether bonuses would be paid under the 2018 Plan. The Compensation Committee also reviewed the target level of Total Adjusted EBITDA under the 2018 Plan and adjusted it as appropriate to account for strategic acquisitions throughout 2018.

We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unused, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of goodwill and other assets, hurricane-related losses, net of recoveries, quarry dredge costs for specific event, acquisition-related costs, and officer transition expenses. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities’ management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.

Total Adjusted EBITDA Thresholds. For 2018, the Compensation Committee set the Total Adjusted EBITDA target for the 2018 Plan based on the Company’s 2018 Adjusted EBITDA target of $289.3 million, which represented a 37.7% increase as compared to the Company’s 2017 Adjusted EBITDA target under the 2017 Annual Incentive Plan (the “2017 Plan”). The Committee determined that achieving 100% of the Total Adjusted EBITDA target warranted a payout of 100% of an employee’s individual target bonus award, which was consistent with the 2017 Plan. In 2018, the Committee established challenging Total Adjusted EBITDA target thresholds for an initial payout, target payout and maximum payout at $231.5 million, $289.3 million and $347.2 million, respectively, each representing an increase of 37.7% compared to the 2017 Plan. Total Adjusted EBITDA below $231.5 million would result in no non-discretionary bonuses being paid under the 2018 Plan. Total Adjusted EBITDA performance between these thresholds would result in bonus payments being made on an interpolated basis.

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Compensation Discussion and Analysis

Bonus Target and Maximum Percentages. Each NEO and participant in the 2018 Plan had a target bonus percentage that was (i) based on their grade level, and (ii) expressed as a percentage of their annual base salary, and could potentially earn amounts under the 2018 Plan that range from $0 (if the threshold Total Adjusted EBITDA performance level was not met) to a designated maximum level, based on performance actually achieved. The grade level and target maximum percentage applicable to each of the NEOs for 2018 were as set forth in the chart below:

Named Executive Officer	Grade Level	Target % of Base Salary	Maximum % of Base Salary
William J. Sandbrook	21	150%	200%
John E. Kunz	20	65%	97.5%
Ronnie Pruitt	20	75%	112.5%
Paul M. Jolas	20	55%	82.5%
Niel L. Poulsen	19	55%	82.5%

Bonus Award Weighting and Criteria. After the threshold Total Adjusted EBITDA performance is met, the percentage of a NEO’s target bonus available for payout is determined using a formula that includes the following criteria: (i) Total Adjusted EBITDA performance as compared to target and (ii) the individual’s performance against established individual performance objectives. In addition, for employees with business unit responsibility, the formula also includes the business unit’s Adjusted EBITDA performance as compared to target. The following describes the weighting of the various criteria in the bonus calculation by NEO:

•

For Mr. Sandbrook, 80% of the bonus award determination is based on the Total Adjusted EBITDA performance and 20% is based on the individual’s performance against established individual performance objectives.

•

For employees in corporate staff positions (including Mr. Kunz, Mr. Pruitt and Mr. Jolas, but excluding Mr. Sandbrook), 75% of the bonus award determination is based on the Total Adjusted EBITDA performance and 25% is based on the individual’s performance against established individual performance objectives (the “Corporate Staff Weightings”).

•

For employees with operating region and business unit responsibility (including Mr. Poulsen), 25% of the bonus award determination is based on the Total Adjusted EBITDA, 50% is based on the operating region and business unit Adjusted EBITDA, and 25% is based on the individual’s performance against established individual performance objectives (the “Business Unit Manager Weightings”).

The following table summarizes for each NEO their target bonus and weighting and target amount by criteria:

Named Executive Officer	Target Percentage of Base Salary	Individual Target Bonus (Target Percentage x Base Salary)	Company Adjusted EBITDA Bonus Weighting and Target Amount	Operating Region and Business Unit Adjusted EBITDA Weighting and Target Amount	Individual Goal Factor Weighting and Target Amount
William J. Sandbrook	150%	$1,350,000	80% ($1,080,000)	0% ($0)	20% ($270,000)
John E. Kunz	65%	$286,000	75% ($214,500)	0% ($0)	25% ($71,500)
Ronnie Pruitt	75%	$382,500	75% ($286,875)	0% ($0)	25% ($95,625)
Paul M. Jolas	55%	$217,250	75% ($162,938)	0% ($0)	25% ($54,313)
Niel L. Poulsen	55%	$192,500	25% ($48,125)	50% ($96,250)	25% ($48,125)

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Compensation Discussion and Analysis

2018 Bonus Awards to Named Executive Officers.

Due to weather-related disruptions to our 2018 operating results that were outside of our control, we did not achieve sufficient Total Company Adjusted EBITDA growth year-over-year to exceed the initial payout threshold under the 2018 Plan. Our actual 2018 Total Adjusted EBITDA performance was $193.5 million, which increased 0.7% from the level achieved in 2017, but fell short of the initial payout threshold by $38.0 million. Because our actual 2018 Total Company Adjusted EBITDA did not exceed the initial payout threshold level, no NEOs were eligible to receive bonuses under the 2018 Plan, notwithstanding strong performance in certain operating regions and business units and the accomplishment of individual goals in 2018.

2018 Discretionary Cash Bonuses

Although the Compensation Committee has not historically granted discretionary bonuses, the Compensation Committee decided to award limited discretionary bonuses to each of the NEOs for 2018 performance for the following reasons. First, the Company’s performance was negatively impacted by adverse weather events that were outside of management’s control. Notwithstanding the adverse weather events, the NEOs still increased Total Company Adjusted EBITDA year-over-year. Second, the Compensation Committee believed that increasing the initial payout threshold under the 2018 Plan by 37.7% year-over-year was overly aggressive and a more modest increase should have been used instead. In fact, the Company’s actual 2018 Total Adjusted EBITDA performance of $193.5 million represented a 15.1% increase compared to the 2017 Plan initial payout threshold of $168.1 million. Third, the Compensation Committee recognized that, but for the failure to achieve the initial payout threshold, the NEOs would have received bonuses under the 2018 Plan based on operating region and business unit results and/or the achievement of individual goal factors. Fourth, the Compensation Committee believed that not paying any bonuses under these circumstances would have resulted in retention issues.

In light of the foregoing, the Compensation Committee decided to award discretionary bonuses that ranged from 28.7% to 34.1% of the bonuses paid in 2017. The bonuses awarded were: Mr. Sandbrook—$270,000; Mr. Kunz—$84,000; Mr. Pruitt—$85,000; Mr. Jolas—$59,000 and Mr. Poulsen—$45,000.

Long-Term Incentive Compensation

We believe that long-term incentive awards help to create and maintain a long-term perspective among executive officers and provides a direct link to our long-term growth and profitability. However, we also understand that equity awards create dilution in our earnings per share and therefore believe that a portion of our long-term incentives should be tied directly to performance. The Committee believes that restricted stock awards (including restricted stock units) (“RSAs”) are the most appropriate forms of equity awards to achieve our stated objectives. RSAs strongly and directly link management and stockholder interests. As a full value award, RSAs are less dilutive to stockholders than stock options since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and managers.

Under our LTIP, RSAs are granted on an annual basis in amounts that vary by salary grade and role for each executive officer and manager. Generally, the award grants are awarded in the first quarter of the year and are (i) 60% time-based with vesting to occur in equal annual installments over a three-year period beginning on the first anniversary of the date of grant; and (ii) 40% performance-based with performance hurdles that link the equity award to achievement of stockholder value. The Committee believes that restricted shares with a combination of time and performance-based vesting criteria provide a motivating form of incentive compensation, help to align the interests of executives with those of our stockholders, foster employee stock ownership, and contribute to the focus of the management team on increasing value for our stockholders. In addition, the Committee believes the three year time-based vesting period, which is subject to the executive’s continued employment with us, encourages executive retention. Our equity awards are designed to enable the Company to be competitive in an industry and market in which there are very few similarly sized companies.

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Compensation Discussion and Analysis

Based on the foregoing analysis and objectives, the Compensation Committee approved the following structure for the 2018 equity awards:

•

60% of the number of shares granted consisted of RSAs with time-based vesting. Vesting will occur in equal annual installments over a three-year period beginning on the first anniversary of the date of grant.

•

40% of the number of shares granted consisted of RSAs with performance-based vesting (the “Performance Shares”). Half of the Performance Shares would vest if the average of the daily volume-weighted average closing share price (the “VWAP”) of our common stock over any period of twenty consecutive trading days (the “VWAP Hurdle”) reaches $91.10 or more, within three years from the date of grant. The other half of the Performance Shares would vest if the VWAP Hurdle reaches $99.10 or more, within three years of the date of grant. The $91.10 VWAP Hurdle and the $99.10 VWAP Hurdle represented an approximately 6% compound average growth rate over three years (“3 Year CAGR”) and a 9% 3 Year CAGR, respectively, to the 20-day VWAP of the Company’s common stock through and including February 28, 2018, which was $76.52 per share.

On March 1, 2018, the Compensation Committee approved equity awards for the NEOs that were granted effective as of March 1, 2018 based on the following award values and the 20-day VWAP of the Company’s common stock through and including February 28, 2018. The actual number of shares awarded was rounded up to the nearest 100 shares. The value of the awards shown in the 2018 Grants of Plan Based Awards Table differ from the dollar amounts reported below due to the use of a 20-day VWAP to value the shares and the effects of rounding. The 2018 RSA award amounts represent increases of between 3.8% and 27.3% as compared to the 2017 RSA award amounts as a result of the Compensation Committee’s efforts to set the target award levels closer to the 50th percentile of the Company’s peer group.

Name	2018 RSA Award ($)	2018 RSA Award (#)
William J. Sandbrook	2,250,000	33,500
John E. Kunz	650,000	9,700
Ronnie Pruitt	700,000	10,500
Paul M. Jolas	510,000	7,600
Niel L. Poulsen	330,000	5,000

Perquisites and Other Benefits

Perquisites did not constitute a material portion of the compensation to the NEOs for 2018. However, we do provide payment for the premiums associated with additional term life insurance and whole life insurance for our Chief Executive Officer.

We provide our executive officers with the opportunity to participate in our other employee benefits programs. The employee benefits programs in which our executive officers participate (which provide benefits such as medical coverage and group term life insurance protection) are generally the same programs offered to all our salaried employees. These programs are intended to promote the health and financial security of our employees. The programs are provided at competitive market levels to attract, retain and reward employees.

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our NEOs, entered into executive severance agreements with the Company. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and non-solicitation covenants, which prevent the executive from competing with us or soliciting our customers or

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Compensation Discussion and Analysis

employees during employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and non-solicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable to him). These agreements are described in further detail below under “Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Plan

All executive officers, including our current NEOs, are eligible to participate in our non-qualified deferred compensation plan, under which they may defer up to 75% of their base compensation and up to 75% of their incentive compensation. There is no Company match for contributions to the non-qualified deferred compensation plan.

Compensation Program and Risk Management

Our Compensation Committee has conducted a comprehensive review of our compensation structure from the perspective of enterprise risk management and the design and operation of our executive and employee compensation arrangements generally and has concluded that the risks arising from our compensation policies and overall actual compensation practices for employees are not reasonably likely to have a material adverse effect on our Company. Our compensation program as a whole does not encourage our executives or other employees to take unnecessary and excessive risks or engage in other activities and behavior that threaten the value of the Company or the investments of our stockholders, as evidenced by the following design features that we believe mitigate risk-taking:

•

Compensation Mix. To encourage appropriate decision making and facilitate the alignment of the interests of our employees with those of the Company and its stockholders, our compensation program is structured to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation. We believe that the allocation of variable compensation between annual cash incentives and long-term equity incentive compensation along with fixed base salaries meets our objectives and affords us the ability to attract, retain and motivate executives by providing predictable fixed income to meet the current living requirements and significant variable compensation opportunities for long-term wealth accumulation.

•

Base Salaries. While base salary is the only fixed element of compensation that we provide to our executives and other employees, we believe that the amounts paid are sufficient to meet the essential financial needs of these executives and employees. Consequently, our incentive compensation arrangements are intended to reward their performance if, and only to the extent that, the Company and our stockholders also benefit financially from their stewardship.

•

Annual Incentives. Our annual short-term incentive plan applies to salaried employees at each of our business units. While our annual short-term incentive plan for salaried employees differs from year-to-year, cash bonuses are generally awarded under the plan based on some combination of Company and business unit financial results, and individual and business unit accomplishment of strategic goals, which may include strategic position in the market, improvement in operational efficiencies, development of new products, implementation and utilization of information technology, employee development, accomplishment of various safety goals, and completion of specific transactions or projects. We do not believe that the pursuit of these objectives will lead to behaviors that focus executives on their individual enrichment rather than our long-term welfare, and we believe that the annual bonus plan does not encourage excessive risk taking as the bonus amounts are based on multiple financial and non-financial goals and objectives.

•

Long-Term Equity Awards. In addition to the strategic focus of our short-term cash bonus plan, our equity compensation program is specifically intended to create a long-term link between the compensation provided to executive officers and other key management personnel and gains realized by our stockholders. Our Compensation Committee uses restricted shares with a combination of performance-based vesting criteria as long-term incentive compensation because, among other reasons,

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Compensation Discussion and Analysis

these awards provide a motivating form of incentive compensation, while contributing to the focus of our management team on increasing value for our stockholders. As these awards vest over multiple years, and the vesting of the awards is based generally on continued service with the Company, we believe the awards do not encourage executives to achieve short-term increases in stock price to the detriment of long-term growth.

Clawback and Hedging Policy

To date, our Board of Directors has not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, restricted stock agreements covering grants to our NEOs do include language providing that the award may be canceled, and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.

Hedging is an investment strategy used by investors to offset or reduce the risk of fluctuations in stock price. This, consequently, insulates the stockholder from the full risks and rewards of stock ownership. Because we believe fully in aligning our directors’ and officers’ interests with the interests of our stockholders, we have adopted a policy that prohibits our directors and officers from engaging in any hedging or monetization transactions, including, but not limited to, collars, prepaid variable forward sale contracts, equity swaps, and exchange funds. Our directors and officers may petition our general counsel for individualized exceptions to this policy on a case-by-case basis.

Stock Ownership Guidelines

In 2016, our Board of Directors adopted stock ownership guidelines that apply to our CEO as well as each of our executive officers under Section 16, including each of our NEOs. Subject to transition periods and other provisions, the guidelines generally require that each officer beneficially hold shares of our stock with a value at least equal to the multiples of his base salary identified below:

Position	Base Salary Multiple
CEO	Three Times
Section 16 Officers	Two Times

All NEOs were in compliance with the guidelines as of December 31, 2018, subject to transition periods. We also have stock ownership guidelines for our directors, as further described in “Director Compensation.”

Conclusion

Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to retain the executive officers who are essential to our continued development and success, to compensate those executive officers for their contributions and to enhance stockholder value. The Committee believes that the total compensation opportunities provided to our executive officers create a commonality of interests and alignment of our long-term interests with those of our stockholders.

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Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee:

Theodore P. Rossi, Chairman

Robert M. Rayner

Colin M. Sutherland

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

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Executive Compensation Tables and Related Disclosure

2018, 2017 AND 2016 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our Named Executive Officers in 2018, 2017 and 2016. The titles shown below are their titles as of December 31, 2018.

Name and Principal Position	Year	Salary(1)	Bonus(3)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
William J. Sandbrook
Chairman, President and Chief Executive Officer	2018	$887,500	$270,000	$2,078,340	$—	$43,345	$3,279,185
	2017	850,000	—	1,943,203	792,880	45,580	3,631,663
	2016	843,750	—	1,883,772	651,100	41,907	3,420,529
John E. Kunz(5)
Senior Vice President and Chief Financial Officer	2018	436,250	284,000(6)	601,788	—	191,710	1,513,748
	2017	106,250	—	197,606	247,244	4,289	555,389
Ronnie Pruitt
Senior Vice President and Chief Operating Officer	2018	495,000	85,000	651,420	—	19,268	1,250,688
	2017	428,750	15,000	562,818	250,828	19,390	1,276,786
	2016	365,000	—	390,074	173,722	23,707	952,503
Paul M. Jolas
Senior Vice President, General Counsel and Corporate Secretary	2018	390,000	59,000	471,504	—	13,750	934,254
	2017	368,750	—	432,481	174,281	13,500	989,012
	2016	338,750	—	337,747	154,700	13,250	844,447
Niel L. Poulsen(7)
Executive Vice President — Southeast Division	2018	347,500	45,000	310,200	—	115,765	818,465
	2017	337,500	—	325,842	156,613	115,500	935,445

1.

The figures shown in the “Salary” column of this table reflect the amount actually received by the NEO as base salary during a specified year, not the NEO’s annual rate of pay for the applicable year. The rates of pay are most likely higher than amounts shown if an NEO began employment with us during a particular year or if an NEO received a salary increase during the year. Annual pay increases for all executive officers are generally not effective until April of a given year. In addition, an officer’s rate of pay may change over the course of the year due to a change in job title or responsibilities.

2.

The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted stock determined in accordance with ASC 718. We determined the fair market value of a restricted stock award on the grant date using the closing price of our common stock on the Nasdaq stock market on the date of grant. The values shown in this column do not represent the amounts that may eventually be realized by the Named Executive Officers, which are subject to achievement of the time- and performance-based vesting conditions applicable to the awards and the price of our common stock at the time of vesting. See “Note 13. Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for 2018 for a discussion of our determination of the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

3.

Except as noted, the amounts in this column for 2018 reflect discretionary bonuses paid for retention purposes. See “Compensation Discussion and Analysis — Analysis of Our 2018 Executive Compensation Program — 2018 Discretionary Cash Bonuses.”

4.

The amounts in the “All Other Compensation” column for 2018 reflect: (a) matching contributions under our 401(k) plan for each of Messrs. Sandbrook, Kunz, Pruitt, Jolas and Poulsen; (b) additional life insurance premiums paid by us for Mr. Sandbrook in the amount of $29,595; (c) a taxable personal mileage reimbursement for Mr. Pruitt; (d) an auto allowance and taxable personal mileage reimbursement for Mr. Poulsen; (e) $177,960 to Mr. Kunz for his relocation expenses and (f) $90,000 to Mr. Poulsen for extended service in the U.S. Virgin Islands during 2018.

5.	Mr. Kunz joined the Company in October 2017.
6.

In connection with the hiring of Mr. Kunz in October 2017, Mr. Kunz received a bonus of $200,000 on March 31, 2018, subject to repayment by Mr. Kunz if he voluntarily left the Company prior to October 2, 2018.

7.	No information is reported for Mr. Poulsen in 2016 because he was not a Named Executive Officer in 2016.

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Executive Compensation Tables and Related Disclosure

2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the plan-based awards that our Named Executive Officers received or were eligible to receive during 2018. Our Named Executive Officers were eligible to receive all non-equity awards pursuant to the 2018 Plan. All equity awards were granted pursuant to the LTIP.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)

William J. Sandbrook	3/01/2018	1,350,000	1,800,000	13,400	20,100	2,078,340

John E. Kunz	3/01/2018	286,000	429,000	3,880	5,820	601,788

Ronnie Pruitt	3/01/2018	382,500	573,000	4,200	6,300	651,420

Paul M. Jolas	3/01/2018	217,250	325,875	3,040	4,560	471,504

Niel L. Poulsen	3/01/2018	192,500	288,750	2,000	3,000	310,200

1.

The Named Executive Officers were eligible to earn annual non-equity incentive compensation under the 2018 Plan based on achievement of certain performance measures, including levels of Total Adjusted EBITDA. The overall Total Adjusted EBITDA for 2018 was below the Total Adjusted EBITDA initial payout threshold under the 2018 Plan. As a result, the Company did not pay any non-discretionary, non-equity incentive plan awards to the named executive officers for 2018. The percentage of base pay for the Named Executive Officers for the target bonus was as follows: Mr. Sandbrook (150%), Mr. Kunz (65%), Mr, Pruitt (75%), Mr. Jolas (55%) and Mr. Poulsen (55%). The percentage of base pay for the Named Executive Officers for the maximum bonus was as follows: Mr. Sandbrook (200%), Mr. Kunz (97.5%), Mr. Pruitt (112.5%), Mr. Jolas (82.5%) and Mr. Poulsen (82.5%).

2.

The restricted stock awards reflected in this column were subject to performance-based vesting criteria, but there were no threshold or maximum levels that could be achieved. The performance criteria would either be satisfied at target levels, or the awards would be forfeited in the event that performance was not achieved at target levels.

3.	The restricted stock awards reflected in this column were subject to time-based vesting criteria, as described above within Compensation Discussion and Analysis.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Terms

Although we have not entered into any employment agreements with our Named Executive Officers, certain employment terms are included in each of their executive severance agreements, the severance provisions of which are detailed below under “Potential Payments Upon Termination or Change in Control”. Each such agreement specifies the executive’s position, location of employment, monthly base salary and annual paid vacation entitlement.

Equity Compensation Awards

We adopted the U.S. Concrete, Inc. 2010 Management Equity Incentive Plan (“MEIP”) in September 2010. Pursuant to the MEIP, we made awards to employees and directors in the form of stock options, stock appreciation rights, restricted stock, RSUs and other equity or equity-based grants, in addition to grants denominated in cash. On January 23, 2013, we adopted the LTIP, and our stockholders approved the LTIP at our 2013 Annual Meeting. Upon approval of the LTIP, we ceased making awards under the MEIP. However, the MEIP still applies to outstanding awards granted under the MEIP. Under the LTIP, we can grant stock options, stock appreciation rights, restricted stock awards, RSUs, cash awards and performance awards to management, employees, and directors of the Company. In 2018, we granted awards to non-employee directors only under the LTIP. As of December 31, 2018, there were 21,879 shares remaining for future issuance under the LTIP.

Restricted Stock Award Agreements

Pursuant to each restricted stock award agreement issued in accordance with the LTIP, 60% of such shares granted pursuant to an award will vest over three years in equal annual installments from the date of grant and

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Executive Compensation Tables and Related Disclosure

40% of the number of shares granted pursuant to an award will vest based on both the passage of time and the satisfaction of certain performance criteria, which are more fully described within the Compensation Discussion and Analysis section above. Any portion of the restricted stock awards that are unvested on the date of termination will be forfeited, except that if the executive’s employment is terminated without “cause”, any portion of the restricted stock awards that would have become vested during the six month period following termination will become vested on the date of termination. Additionally, pursuant to the terms of each NEO’s executive severance agreement, upon a “change in control” all outstanding, unvested restricted stock awards will become fully vested. Each of these terms and conditions are described in greater detail in the “Potential Payments Upon Termination or Change in Control” section below.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at fiscal year-end 2018. The table also includes, where applicable, the value of these awards based on the closing price of our common stock on the Nasdaq on December 31, 2018, which was $35.28 per share. Unless otherwise indicated, the restricted stock awards vest over three years following the grant date. All of the option awards are fully vested.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William J. Sandbrook
	7,920	(1)	279,418	—	—
	13,120	(2)	462,874	13,120(5)	462,874
	20,100	(3)	709,128	13,400(6)	472,752
John E. Kunz
	1,770	(4)	62,446	—	—
	5,820	(3)	205,330	3,880(6)	136,886
Ronnie Pruitt
	1,640	(1)	57,859	—	—
	3,800	(2)	134,064	3,800(5)	134,064
	6,300	(3)	222,264	4,200(6)	148,176
Paul M. Jolas
	1,420	(1)	50,098	—	—
	2,920	(2)	103,018	2,920(5)	103,018
	4,560	(3)	160,877	3,040(6)	107,251
Neil L. Poulsen
	1,020	(1)	35,986	—	—
	2,200	(2)	77,616	2,200(5)	77,616
	3,000	(3)	105,840	2,000(6)	70,560

1.	These RSAs were granted on March 1, 2016 pursuant to the LTIP. The shares shown vest on March 1, 2019.
2.	These RSAs were granted on March 1, 2017 pursuant to the LTIP. The shares shown vest in two equal, annual installments on March 1, 2019 and 2020.
3.

These RSAs were granted on March 1, 2018 pursuant to the LTIP. The shares shown vest in three equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.

4.	This RSA was granted on October 2, 2017 pursuant to the LTIP. The shares shown vest in two equal, annual installments on October 2, 2019 and 2020.
5.

These RSAs were granted on March 1, 2017 pursuant to the LTIP. Half of the shares shown would vest if the average daily volume-weighted average share price of our common stock over any period of 20 consecutive trading days reaches $82.50 or more, within three years from the date of grant, and the remaining half would vest if the average daily volume-weighted average share price of our common stock over any period of 20 consecutive trading days reaches $91.75 or more within three years from the date of grant.

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Executive Compensation Tables and Related Disclosure

6.

These RSAs were granted on March 1, 2018 pursuant to the LTIP. Half of the shares shown would vest if the average daily volume-weighted average share price of our common stock over any period of 20 consecutive trading days reaches $91.10 or more, within three years from the date of grant, and the remaining half would vest if the average daily volume-weighted average share price of our common stock over any period of 20 consecutive trading days reaches $99.10 or more within three years from the date of grant.

2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the vesting of stock awards held by our Named Executive Officers during 2018. None of our Named Executive Officers exercised stock options in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William J. Sandbrook	24,760	873,533

John E. Kunz	886	31,258

Ronnie Pruitt	4,498	158,689

Paul M. Jolas	4,700	165,816

Neil L. Poulsen	3,360	118,541

PENSION BENEFITS

We do not maintain any defined benefit pension plans that provide for payments or other benefits at, following, or in connection with the retirement of any of our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth contributions by the Named Executive Officers to the U.S. Concrete, Inc. Deferred Compensation Plan (the “Plan”) during 2018.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Balance at Last FYE ($)

William J. Sandbrook	35,596	(20,391)	174,208

John E. Kunz	—	—	—

Ronnie Pruitt	—	—	—

Paul M. Jolas	—	—	—

Neil L. Poulsen	117,460	(109,040)	1,156,594

The Plan is unfunded and our obligations are general unsecured obligations. Under the Plan, we are obligated to pay deferred compensation in the future to eligible participants from our general assets, although we may establish a trust to hold amounts which we may use to satisfy Plan distributions from time to time.

Pursuant to the Plan, a select group of management employees at a Grade 16 or higher, including each of the Named Executive Officers, are eligible to participate by making an irrevocable election to defer up to 75% of the participant’s annual base salary, as well as 75% of any annual bonus award. Participants are 100% vested at all times in their account within the Plan. We do not provide any matching or discretionary contributions to the Plan on any participant’s behalf.

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Executive Compensation Tables and Related Disclosure

Payment of Plan accounts may occur in lump sum payments upon a participant’s separation from service for any reason. We require a six month delay in the payment of Plan benefits if the participant is a “specified employee” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, at the time of his or her separation from service, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation. Earlier withdrawals may occur if the participant incurs an unforeseeable emergency, which is generally defined as a severe financial hardship of the participant that results from an illness or an accident of the participant or a participant’s spouse or dependent, a loss of property, or a similar extraordinary and unforeseeable circumstance that is beyond the participant’s control.

The participant will choose how his or her Plan accounts are deemed to be invested from a list of investment options provided to him or her by the Plan administrator. For 2018, the investment options were identical to those under our 401(k) plan, except for one investment option in our 401(k) plan that is not permitted in a nonqualified deferred compensation plan and one investment option in the deferred compensation plan that is similar to an investment option in the 401(k) plan.

2018 PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sandbrook, our Chief Executive Officer (our “CEO”):

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all our employees (other than our CEO) was $63,793; and

•	the annual total compensation of our CEO was $3,279,185.

Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 51 to 1.

We initially identified the median employee as of December 31, 2017 as a part of our proxy disclosure for the 2018 Annual Meeting. SEC rules permit a company to identify the median employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that would significantly change the pay ratio disclosure. As there have been no such material changes in our organization since 2017 (including, but not limited to, consideration of those employees originally excluded in 2017 acquisitions), we are employing the same methodology used last year, as described below. However, because the original median employee is no longer employed with the Company, we have identified an employee with substantially similar 2017 compensation for use in calculating the 2018 pay ratio disclosure.

We identified the 2017 median compensation by examining the total earnings, as reported on the Form W-2 for 2017, of each individual other than the CEO who was employed by us on December 31, 2017. We included all employees, whether employed on a full-time, part-time, on a leave of absence, or seasonal basis with the exception of (i) independent contractors/leased employees whose compensation is determined by unaffiliated third parties, (ii) 66 employees employed in the U.S. Virgin Islands (which account for less than 5% of the Company’s total workforce), and (iii) all of the employees (approximately 136) of certain businesses acquired by us in 2017. Such excluded employees include those employees acquired in connection with the acquisition of the assets of Corbett Aggregate Companies, LLC. located in Quinton, New Jersey; Harbor Ready-Mix located in Redwood City, California; A-1 Materials, Inc. and L.C. Frey Company, Inc. located in San Carlos, California; and Action Supply Co., Inc. located in Philadelphia, Pennsylvania and the outstanding common stock of Polaris Materials Corporation, located in Vancouver, British Columbia, Canada. As of December 31, 2017, the company had, in total, 3,070 employees, of whom 126 were employed in the U.S. Virgin Islands and Canada.

With respect to employees who were hired during the year or worked less than a full year, we annualized salaries of salaried employees and annualized the compensation of hourly employees based on their hourly compensation rate and 2,080 hours worked with no overtime. Other than the foregoing, we did not make any assumptions,

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Executive Compensation Tables and Related Disclosure

adjustments, or estimates with respect to total W-2 earnings. We believe the use of total W-2 earnings for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

As we had already identified our median compensation in 2017, we combined all of the compensation elements for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $63,793. The median employee’s 2018 total compensation consisted of his gross annual wages and the matching contribution we made on his behalf under the 401(k) plan.

With respect to the annual total compensation of our CEO, in accordance with Item 402(u) of Regulation S-K, we included the amount reported for Mr. Sandbrook in the “Total” column for 2018 in the Summary Compensation Table included in this proxy statement.

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Potential Payments upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Benefits Pursuant to Executive Severance Agreements

Certain executive officers, including each of our Named Executive Officers, entered into executive severance agreements with us. Each executive severance agreement provides for severance payments and other benefits following termination of the applicable officer’s employment under various scenarios, as described below. We believe these severance benefits reflect the fact that it may be difficult for such employees to find comparable employment within a short period of time. Each such agreement also contains a confidentiality covenant, requiring the applicable officer to not disclose our confidential information at any time, as well as noncompetition and non-solicitation covenants, which prevent the executive from competing with us or soliciting our customers or employees during the executive officer’s employment and for one year after the officer’s employment terminates (subject to extension in the event of a change in control, so that the noncompetition and non-solicitation covenants will extend to cover the number of months post-termination used to determine the severance benefits payable (as described below)).

In the case of a termination of the applicable officer’s employment (that is not in connection with a “change in control”) either by us without “cause” or by the officer for “good cause” (each term as defined below), the officer would generally be entitled to the following severance benefits:

•

a lump-sum payment in cash equal to the officer’s monthly base salary in effect on the date of termination multiplied by 24 in the case of Mr. Sandbrook and multiplied by 12 in the case of all other applicable officers, including Messrs. Kunz, Pruitt, Jolas and Poulsen;

•

a lump-sum payment in cash equal to the amount of the officer’s target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination;

•

payment of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination;

•

a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs; and

•

(a) in the case of Mr. Sandbrook, a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to the officer by us prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option; and (b) in the case of certain officers, including Messrs. Kunz, Pruitt, Jolas and Poulsen, fifty percent of all Unvested Awards that would otherwise have vested during the twelve month period following the date of involuntary termination shall immediately vest upon the date of termination.

Our senior management and other employees have made significant contributions to us over the past several years, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our senior management should be aligned with our stockholders, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our stockholders generally, but that may result in loss of employment for an individual Named Executive Officer.

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Potential Payments upon Termination or Change in Control

In the event there is a change in control and within one year thereafter the officer’s employment is terminated by us without cause or by the officer for good cause, the officer would generally be entitled to the following severance benefits:

•

a lump sum payment in cash equal to: (a) the sum of (1) the officer’s monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of the officer’s full target bonus for the bonus year in which termination occurs, multiplied by (b) in the case of Mr. Sandbrook, 2.5, and in the case of Messrs. Kunz, Pruitt, Jolas and Poulsen, 2.0;

•

a lump-sum payment in cash equal to the value of the officer’s accrued but unpaid salary through the date of such termination, plus the officer’s unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•

payment of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of the officer (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all Unvested Awards shall become fully vested.

In the case of termination by reason of the officer’s death or long-term/permanent disability, the officer or his heirs would be entitled to substantially the same benefits as outlined above for a termination by us without cause or by the officer for good cause in the absence of a change in control, except that any Unvested Awards would not become vested, but instead would terminate immediately, with the exception of any unvested restricted stock units which would immediately vest.

In the case of a termination of the applicable officer’s employment either by us for cause or by the officer without good cause, the officer would be entitled to payments for his accrued but unpaid pro rata monthly base salary and unused vacation, in each case through the date of termination, but all Unvested Awards would be canceled. Also, in the case of a termination by us for cause, all vested stock options held by the officer would remain exercisable for a period of up to 90 days, after which they would expire.

We may be required to reduce the amount of the payments due to Messrs. Sandbrook, Kunz, Pruitt, Jolas and Poulsen in certain situations. Their executive severance agreements provide that in the event that any payment or distribution to such individual would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and the aggregate amount of all payments that would be subject to the excise tax reduced by all federal, state and local taxes applicable thereto, including the excise tax, is less than the amount such individual would receive, after all such applicable taxes, if such individual received payments equal to an amount which is $1.00 less than three times such individual’s “base amount,” as defined in and determined under Section 280G of the Internal Revenue Code, then, such payments shall be reduced or eliminated to the extent necessary so that the aggregate payments received by such individual will not be subject to the excise tax. In no event, however, will we provide them with a tax gross-up payment or other tax assistance payment in the event that an excise tax is imposed upon the executive officer under Section 4999 of the Internal Revenue Code. Under each executive severance agreement, we would have “cause” to terminate the applicable officer’s employment in the event of:

•	the officer’s gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to us;

•	the officer’s final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

•

any criminal indictment of the officer relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes us to ridicule, shame or business or financial risk; or

•	a material breach by the officer of any material provision of the executive severance agreement.

On the other hand, the officer generally would have “good cause” to terminate his employment if there is:

•	a material diminution in his then-current monthly base salary;

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Potential Payments upon Termination or Change in Control

•	a material change in the location of his principal place of employment by us;

•	any material diminution in his current position or any title or position to which he has been promoted;

•

any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because we cease to have any securities registered under Section 12 of the Exchange Act or cease to be required to file reports under Section 15(d) of the Exchange Act, then the officer’s authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities);

•	any material breach by us of any material provision of the executive severance agreement, including any failure by us to pay any amount due under the executive severance agreement; or

•	with respect to Mr. Sandbrook, any restructuring of his direct reporting relationship within our Company.

Under each executive severance agreement, a “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•

the date we merge or consolidate with any other person or entity, and our voting securities outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of our voting securities or such surviving entity outstanding immediately after such merger or consolidation;

•	the date we sell all or substantially all of our assets to any other person or entity;

•	the date we dissolve;

•

the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all of our then outstanding voting securities; or

•

the date the individuals who constituted the non-employee members of our Board of Directors (the “Incumbent Board”) as of the effective date of the agreement cease for any reason to constitute at least a majority of the non-employee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with our bankruptcy or insolvency or any transaction in connection therewith.

Based on a hypothetical termination date of December 31, 2018, for each of our Named Executive Officers who were employed by us on December 31, 2018, the severance benefits for those Named Executive Officers due to a termination either by us without “cause” or by the officer for “good cause” in the absence of a change in control pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary(1)	Target Bonus	Healthcare and Insurance Benefits(2)	FMV of Accelerated Vesting	Total(3)
William J. Sandbrook	$1,800,000	$1,350,000	$9,862	$747,230	$3,907,0922
John E. Kunz	440,000	286,000	27,512	49,833	803,345
Ronnie Pruitt	510,000	382,500	31,416	99,490	1,023,406
Paul M. Jolas	395,000	217,250	17,278	77,616	707,144
Niel L. Poulsen	350,000	192,500	24,564	55,037	622,101

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Potential Payments upon Termination or Change in Control

1.

Mr. Sandbrook’s salary severance benefit is equal to his monthly base salary multiplied by 24. Messrs. Kunz’s, Pruitt’s, Jolas’s, and Poulsen’s salary severance benefits are equal to their monthly base salaries multiplied by 12.

2.

The value of healthcare and insurance benefits is for 18-months of COBRA coverage and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2018.

3.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

Based on a hypothetical termination without “cause” or by the Named Executive Officer for “good cause” and a change in control date of December 31, 2018, for each of our Named Executive Officers who were employed by us on December 31, 2018, the change in control termination benefits for those Named Executive Officers pursuant to the terms of the executive severance agreements would have been as follows:

Name	Change in Control Sum(1)	Healthcare and Insurance Benefits(2)	FMV of Accelerated Vesting	Total(3)
William J. Sandbrook	$5,625,000	$ 9,862	$2,387,045	$8,021,907
John E. Kunz	1,452,000	27,512	404,662	1,884,174
Ronnie Pruitt	1,785,000	31,416	696,427	2,512,843
Paul M. Jolas	1,224,500	17,278	524,261	1,766,039
Niel L. Poulsen	1,085,000	24,564	367,618	1,477,182

1.

Mr. Sandbrook’s change in control sum was based upon his base salary plus target bonus multiplied by 2.5. For each of Messrs. Kunz, Pruitt, Jolas and Poulsen, the change in control sum was based upon their respective base salary plus target bonus multiplied by 2.0.

2.

The value of healthcare and insurance benefits is for 18-months of COBRA coverage and is based upon the medical benefit plans and the tier coverage that the executive participated in as of December 31, 2018.

3.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

Based on a hypothetical termination date of December 31, 2018 for each of our Named Executive Officers who were employed by us on December 31, 2018, the severance benefits for those Named Executive Officers due to a termination by reason of the officer’s death or long-term/permanent disability, pursuant to the terms of the executive severance agreements would have been as follows:

Name	Total Base Salary(1)	Target Bonus	Healthcare and Insurance Benefits	FMV of Accelerated Vesting	Total(2)
William J. Sandbrook	$1,800,000	$1,350,000	$ 9,862	$0	$3,159,862
John E. Kunz	440,000	286,000	27,512	0	753,512
Ronnie Pruitt	510,000	382,500	31,416	0	923,916
Paul M. Jolas	395,000	217,250	17,278	0	629,528
Niel L. Poulsen	350,000	192,500	24,564	0	567,064

1.

Mr. Sandbrook’s death or disability salary severance benefit is equal to his monthly base salary multiplied by 24. For each of Messrs. Kunz, Pruitt, Jolas and Poulsen, their respective death or disability salary severance benefit is equal to their respective monthly base salary multiplied by 12.

2.	Any unused but accrued vacation pay was excluded from the above table. Each Named Executive Officer is entitled to four weeks of annual vacation.

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Potential Payments upon Termination or Change in Control

Based on a hypothetical change of control date of December 31, 2018 for each of our Named Executive Officers who were employed by us on December 31, 2018, the severance benefits for those Named Executive Officers due to a change in control (absent termination) pursuant to the terms of the executive severance agreements would have been as follows:

Name	FMV of Accelerated Vesting	Total
William J. Sandbrook	$2,387,045	$2,387,045
John E. Kunz	404,662	404,662
Ronnie Pruitt	696,427	696,427
Paul M. Jolas	524,261	524,261
Niel L. Poulsen	367,618	367,618

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table shows the beneficial ownership of our common stock as of March 21, 2019 (except as set forth in the footnotes below) by (i) each person who we know beneficially owns more than 5% of our outstanding shares of common stock, (ii) each of our directors and director nominees, (iii) our current Named Executive Officers, and (iv) our current directors and executive officers as a group. The address of each director and executive officer is: c/o U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

	Shares of Common Stock Beneficially Owned(1)(2)

Name	Number	Percent

BlackRock, Inc.(3)	2,340,759	14.1

The Bank of New York Mellon Corporation(4)	2,036,039	12.3

The Vanguard Group(5)	1,034,443	6.2

Hodges Capital Holdings(6)	879,944	5.3

William J. Sandbrook(7)	381,269	2.3

Susan M. Ball(8)	1,364	*

Kurt M. Cellar(9)	56,083	*

Michael D. Lundin(10)	57,548	*

Robert M. Rayner(11)	62,992	*

Theodore P. Rossi(12)	79,775	*

Colin M. Sutherland(13)	12,998	*

John E. Kunz(14)	12,592	*

Ronnie Pruitt(15)	23,502	*

Paul M. Jolas(16)	22,278	*

Niel L. Poulsen(17)	9,575	*

All directors and executive officers as a group (18 persons)(18)	780,956	4.7

*	Less than 1%.
1.

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. The number of shares shown as beneficially owned includes shares of common stock subject to exercisable stock options, restricted stock with current voting rights and RSUs that will vest within 60 days after March 21, 2019. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

2.

The percentages indicated are based on 16,619,298 shares of common stock outstanding on March 21, 2019. Shares of common stock subject to stock options exercisable and RSUs that will vest within 60 days after March 21, 2019 are deemed outstanding for computing the percentage of the person.

3.

Based solely on Schedule 13G/A filed with the SEC on January 31, 2019. BlackRock, Inc. (“BlackRock”) has sole voting power over 2,303,262 of these shares and sole dispositive power over 2,340,759 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

4.

Based solely on Schedule 13G filed with the SEC on January 29, 2019. The Bank of New York Mellon Corporation (“BNYMC”) has sole voting power over 1,921,643 of these shares, sole dispositive power over 1,895,889 of these shares and shared dispositive power over 78,034 shares. BNY Mellon IHC, LLC (“BNYIHC”) has sole voting power over 1,686,055 of these shares, sole dispositive power over 1,660,316 of these shares and shared dispositive power over 78,034 shares. MBC Investments Corporation (“MBC”) has sole voting power over 1,686,055 of these shares, sole dispositive power over 1,660,316 of these shares and shared dispositive power over 78,034 shares. All of the shares are beneficially owned by BNYMC and its direct and indirect subsidiaries in their various fiduciary capacities. The address of each reporting person is c/o The Bank of New York Mellon Corporation, 225 Liberty Street, New York, New York 10286.

5.

Based solely on Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group (“Vanguard”) has sole voting power over 34,324 of these shares, shared voting power over 1,200 of these shares, sole dispositive power over 1,001,823 of these shares and shared dispositive power over 32,620 of these shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

6.

Based solely on Schedule 13G filed with the SEC on February 11, 2019. Hodges Capital Holdings, Inc. and Craig D. Hodges each report having shared voting power over 625,775 of these shares and shared dispositive power over 879,944 of these shares. First Dallas Securities, Inc. reports having shared dispositive power over 54,699 of these shares. Hodges Capital Management, Inc. reports having shared voting power over 625,000 of these shares and shared dispositive power over 825,245 of these shares. Hodges Fund reports having shared voting power over 215,000 of these shares and shared dispositive power over 215,000 of these shares. Hodges Small Cap Fund reports having shared voting power over 400,000 of these shares and shared dispositive power over 400,000 of these shares. Hodges Small Intrinsic Value Fund reports having shared voting power over 10,000 of these shares and shared dispositive power over 10,000 of these shares. The address of each reporting person is 2905 Maple Avenue, Dallas, Texas 75201.

7.

Includes 334,117 shares held directly, 672 shares deemed beneficially owned as custodian of a Uniform Gift to Minors account for his minor granddaughter, and 46,480 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.

8.	Includes 682 shares held directly and 682 RSUs that vest on April 1, 2019.
9.

Includes 48,401 shares held directly, 5,000 shares deemed beneficially owned as sole trustee of the Margaret Cellar 2010 Trust, 1,000 shares deemed beneficially owned as UTMA custodian for Grant Cellar, 1,000 shares deemed beneficially owned as UTMA custodian for Blake Cellar, and 682 RSUs that vest on April 1, 2019.

10.	Includes 56,616 shares held directly, 250 shares deemed beneficially owned as trustee of the Michael D. Lundin Trust and 682 RSUs that vest on April 1, 2019.
11.	Includes 62,310 shares held directly and 682 RSUs that vest on April 1, 2019.
12.	Includes 79,093 shares held directly and 682 RSUs that vest on April 1, 2019.
13.	Includes 12,306 shares held directly and 682 RSUs that vest on April 1, 2019.
14.	Includes 3,062 shares held directly and 9,402 shares of restricted stock which are subject to time- and performance-based vesting restrictions and have voting rights.
15.	Includes 9,402 shares held directly and 14,100 shares of restricted stock which are subject to time and performance-based vesting restrictions and have voting rights.
16.	Includes 11,818 shares held directly and 10,460 shares of restricted stock which are subject to time and performance-based vesting restrictions and have voting rights.
17.	Includes 2,275 shares held directly and 7,300 shares of restricted stock which are subject to time and performance-based vesting restrictions and have voting rights.
18.

Includes 664,654 shares held directly and indirectly, 112,210 shares of restricted stock subject to time- and performance-based vesting restrictions that have voting rights, and 4,092 RSUs that will vest on April  1, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has adopted a written policy for the review, approval and ratification of transactions with related persons. The policy covers related party transactions between us and any of our executive officers and directors or their respective affiliates, director nominees, 5% or greater security holders or family members of any of the foregoing. Related party transactions covered by this policy are reviewed by our Audit Committee to determine whether the transaction is in our best interests and the best interests of our stockholders. As a result, approval of related party business will be denied if we believe that an employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work.

On September 14, 2017, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Davis. The Consulting Agreement provided that, in addition to serving as Chairman of the Board, Mr. Davis would provide consulting and advisory services to the Company to assist the anticipated transition of Mr. Sandbrook from Vice Chairman of the Board to Chairman of the Board, for a term commencing on September 14, 2017 and ending on the date of the 2018 Annual Meeting unless earlier terminated as provided for in the Consulting Agreement for consideration consisting of (i) an initial payment in an amount equal to $127,500, which amount represented the amounts due and owing to Mr. Davis for his prior service as Chairman of the Board during fiscal year 2017, and payments of $62,500 on each of October 1, 2017, January 1, 2018 and April 1, 2018, which amounts represent the fees Mr. Davis would have otherwise received as Chairman of the Board for his service through the date of the 2018 Annual Meeting, (ii) the vesting in October 2017 of Mr. Davis’ currently unvested restricted stock units awarded in October 2016 and a grant of restricted stock units, to be awarded no later than October 31, 2017, with a grant date fair value of $167,500, which award shall fully vest on May 17, 2018 and be settled in shares of the Company’s common stock, par value $0.001 per share, within thirty days thereafter, and (iii) reasonable expenses, consistent with the Company’s standard policies for reimbursement of director expenses. Such consideration is substantially consistent with the compensation Mr. Davis would have otherwise received as Chairman of the Board for his service through the date of the 2018 Annual Meeting and replaces any other right to compensation as a result of his service as Chairman of the Board. The Consulting Agreement contained customary covenants, terms and conditions.

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Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by those dates. We believe that all required 2018 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports they have filed with the SEC.

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of U.S. Concrete.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. The form of proxy provides a means for you to vote for the ratification of the selection of our independent registered public accounting firm, to vote against it or to abstain from voting for or against it.

Our Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.

Fees Incurred for Services by the Principal Accountant

The following table sets forth the fees we incurred for services provided by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2018 and 2017, as well as fees billed for audit-related services for that year.

Fee Category	2018	2017

Audit Fees(1)	$1,074,000	$982,005

Audit-Related Fees(2)	25,000	83,000

Tax Fees	86,612	104,000

All Other Fees	—	—

Total	$1,185,612	$1,169,005

1.	The audit fees related to professional fees rendered in connection with our annual audit, quarterly reviews and other periodic regulatory filings.
2.

The 2018 audit-related fees related to professional fees rendered in connection with Company’s adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842). The 2017 audit-related fees related to professional fees rendered in connection with our adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), and certain due diligence services.

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee generally will pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson. The Chairperson reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees and other fees set forth in the table above.

Change in Independent Auditor

As previously reported, on March 21, 2017, the Audit Committee in consultation with the Board, approved the engagement of Ernst & Young LLP as the Company’s new independent registered public accounting firm, effective March 22, 2017, and dismissed Grant Thornton, LLP as its independent registered public accounting firm.

The reports of Grant Thornton LLP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through March 22, 2017, there had been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference thereto in their reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through March 22, 2017, there had been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, a material weakness relating to management review controls associated with the completeness and accuracy of computations relating to income tax accounts and disclosures was identified. As disclosed in the Company’s Amendment No. 1 on Form 10-K/A, which amended the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a material weakness relating to the accuracy and presentation of the accounting for income taxes, including the income tax provision and related tax assets and liabilities was identified.

Grant Thornton LLP discussed each of these matters with the Audit Committee. The Company authorized Grant Thornton LLP to fully respond to the inquiries of Ernst & Young LLP, the successor independent registered public accounting firm, concerning these matters.

The Company provided Grant Thornton LLP with a copy of certain of the foregoing disclosures in response to Item 304(a) of Regulation S-K and requested that Grant Thornton LLP furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Grant Thornton LLP agrees with the statements related to them made by the Company. A copy of Grant Thornton LLP’s letter to the SEC dated March 24, 2017, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2017.

During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through March 22, 2017, neither the Company, nor anyone on its behalf, consulted Ernst & Young LLP regarding either

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and no written report or oral advice was provided to the Company by Ernst & Young LLP that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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Proposal No. 3: Advisory Vote on Executive Compensation

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14C to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

The Compensation Discussion and Analysis of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2018 with respect to our Named Executive Officers. Our Board is asking stockholders to cast a non-binding, advisory vote on the following resolution:

“RESOLVED, that the stockholders of U.S. Concrete, Inc. (the “Company”) approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related footnotes and narrative accompanying the tables.”

As we describe in the Compensation Discussion and Analysis, we believe our executive compensation program is effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which Company managers act like stockholders and enabling the Company to attract and retain some of the most talented executives in the construction materials industry.

For these reasons, our Board asks stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Our Board recommends a vote “FOR”, on a non-binding, advisory basis, the resolution approving the Company’s Named Executive Officer compensation.

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Proposal No. 4: Advisory Vote on Frequency of Vote on Executive Compensation

PROPOSAL NO. 4: ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

SEC rules under Section 14A of the Exchange Act require our stockholders to have an opportunity at least once every six years to vote on how frequently we should seek the say-on-pay vote proposed in Proposal 3, which is known as the say-on-frequency vote. Stockholders have the opportunity to choose among four options — holding the advisory vote on executive compensation every one, two or three years, or abstaining. At our 2013 annual meeting of stockholders, the last time stockholders voted on the say-on-frequency vote, 98.7% of our stockholders voted in support of conducting the advisory vote annually, and we have done so since 2013. As a corporate governance best practice and in recognition of the value of regular stockholder feedback on our executive compensation program, our Board recommends that the say-on-pay vote occur annually.

The say-on-frequency vote is being submitted to enable stockholders to select, on an advisory basis, whether the advisory vote on executive compensation should be held every one, two or three years. The number of years (one, two or three) that receives the highest number of votes will be deemed to be preferred by our stockholders. The say-on-frequency vote is an advisory vote only, and therefore it will not bind our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the voting results when making future decisions regarding the frequency of future advisory votes on executive compensation.

Our Board recommends a vote of every ONE YEAR for the frequency of the advisory vote on executive compensation.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

PROPOSAL NO. 5: APPROVAL OF AMENDMENT TO THE U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN

The U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), was originally adopted by our Board of Directors on January 23, 2013 and approved by our stockholders on May 15, 2013. The Board has adopted, subject to the approval of our stockholders, an Amendment to the Plan to increase the number of shares of common stock that may be issued pursuant to awards under the Plan by 1,111,800 shares of common stock (hereinafter called the “Amendment”). We are asking our stockholders to approve the Plan Amendment at the annual meeting.

The Plan provides a means to enhance our growth by attracting and retaining employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. The Plan provides for the granting of various awards, including incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”).

The Plan is our only active plan for providing equity-based compensation to eligible employees, directors and consultants, and the limited number of shares remaining available under the Plan restricts the Company’s ability to grant equity awards. As of March 21, 2019, 1,073,195 shares of our common stock were authorized for issuance, in the aggregate, under the Plan, 1,048,616 of which have been issued or are subject to outstanding awards, leaving 24,579 shares available for future issuance under the Plan, not including the Contingent Shares (as defined below). With the approval of the Amendment, we will be able to continue to use a variety of equity compensation alternatives in structuring compensation arrangements for our personnel. While the Board is aware of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

On March 1, 2019, the Compensation Committee approved grants of restricted stock units under the Plan with respect to an aggregate of 336,800 shares of Common Stock (the "Contingent Shares"), subject to stockholder approval of the Amendment at the Annual Meeting. Upon stockholder approval, the Contingent Shares will use 336,800 of the shares requested by the Amendment. Therefore, upon stockholder approval of the additional 1,111,800 shares of Common Stock authorized for issuance, as requested by the Amendment, only 775,000 of these new shares would be available for future issuance. These equity awards were granted subject to, and may not be settled prior to, stockholder approval of the Amendment. No other awards under the Plan have been granted subject to stockholder approval. Stockholder approval of the Amendment will be deemed to constitute approval of the restricted stock unit awards previously granted under the Amendment and such equity awards will count against the shares authorized for issuance under the Plan. As a result, if the stockholders approve the Amendment, the Company will have 799,579 aggregate shares available for future grants. For additional information on these grants, see “— New Plan Benefits” below.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Overhang as of March 21, 2019

The following table sets forth certain information as of March 21, 2019 with respect to the Company’s existing equity compensation plans, taking into account the March 1, 2019 contingent grant of 336,800 restricted stock units:

Number of Stock Options Outstanding	0

Weighted Average Exercise Price	—

Weighted Average Term (in years)	—

Number of Full-Value Awards Outstanding(1)	603,354

Number of Shares Remaining for Future Grant under the Plan:	24,579

Common Shares Outstanding(2)	16,619,298

1.

Full-Value Awards Outstanding is comprised of 16,762 outstanding awards, 249,792 unreleased restricted stock awards and 336,800 restricted stock units granted on March 1, 2019 contingent on stockholder approval of the Amendment.

2.

Common Shares Outstanding does not include the 336,800 contingent restricted stock units granted on March 1, 2019, which are not deemed outstanding unless and until such awards become vested. This number does include 27,831 shares withheld for taxes on vesting of certain awards on March 1, 2019, 780 shares which were recycled back into the share reserve under the Plan on forfeiture of certain awards, and 1,200 shares underlying restricted stock units released on March 1, 2019 to Canadian employees.

The Board recognizes the effect of dilution on our stockholders and has evaluated this share request carefully in the context of the need to attract, retain and motivate our executive officers and managers to ensure their continuing focus on our strategic priorities.

The total fully diluted overhang as of March 21, 2019, assuming that the entire share reserve is granted in full-value awards, would be 8.44%. The Company’s historical practice has been to grant full-value awards in the form of restricted stock awards, which are less dilutive to stockholders than options since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and managers. Accordingly, the Board believes that the proposed increase to the share reserve represents a reasonable level of potential stockholder dilution to accommodate our long-term goals for growth and profitability.

Description of the Long Term Incentive Plan

The following is a brief description of the material features of the Plan, as amended by the Amendment. A copy of each of the Plan and the Amendment is attached as Appendix B and Appendix C to this proxy statement, respectively, and following description is qualified in its entirety by reference to the Plan and the Amendment.

Effective Date and Expiration

The Plan became effective May 15, 2013 and will terminate on May 15, 2023, unless terminated sooner by action of the Board. The Amendment is effective February 13, 2019, the date of its adoption by the Board, subject to stockholder approval. No awards may be granted under the Plan after its termination date, but awards granted prior thereto will continue to be effective in accordance with their respective terms and conditions.

Administration of the Long Term Incentive Plan

Our Board has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan. Unless otherwise limited by the Plan or Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan, and may delegate certain duties as provided in the Plan. The Committee determines the persons to whom and when awards will be granted, determines the amount, type and terms of awards, may accelerate the time of vesting or exercisability of awards, may terminate, modify or amend awards and execute other responsibilities permitted or required under the Plan.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Shares Subject to the Long Term Incentive Plan

Subject to certain adjustments, the maximum number of shares of common stock that may be issued pursuant to awards under the Plan is 2,184,995, all of which may be used for incentive stock options. This amount consists of 1,073,195 previously authorized shares and 1,111,800 newly available shares, which includes the Contingent Shares.

If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because (i) an award is forfeited, canceled, expires unexercised, surrendered, exchanged, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a participant, such shares will again be available for issue, transfer or exercise pursuant to awards under the Plan to the extent allowable by law. However, shares withheld or tendered as full or partial payment upon the exercise of options or to satisfy tax withholding obligations for any award will not be available for future awards under the Plan, and shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs will be counted against the maximum number of shares of common stock that may be issued under the Plan.

Shares to be issued under the Plan may be made available from authorized but unissued common stock, common stock held by us in treasury, or common stock that has been reacquired by us on the market or otherwise. The fair market value of the common stock on a given date will be the value equal to the closing price of a share of common stock as reported on the NASDAQ Capital Market on that date (or on the last preceding date on which sales of the stock are reported).

Eligibility

Directors, officers, employees and any other person who provides services to us or to one of our subsidiaries are eligible to participate in the Plan. An employee on leave of absence may be considered still employed by us for purposes of determining eligibility under the Plan. Any individual granted an award which remains outstanding under the Plan, including an individual who is no longer eligible, will continue to be a participant under the Plan. On the effective date of the Amendment, we anticipate having approximately 6 outside directors, 12 executive officers, and 133 other employees eligible to participate in the Plan.

Awards under the Long Term Incentive Plan

Stock Options. The Committee may grant either incentive stock options that comply with Section 422 of the Code or “non-qualified options” that are not intended to comply with Section 422 of the Code. Only employees of us and our subsidiaries (excluding subsidiaries that are not corporations or that are less than 50% owned by us) are eligible to receive incentive stock options. The exercise price of each option granted under the Plan may vary, but the exercise price for an incentive stock option will not be less than the fair market value per share on the date of grant. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of us (or of any parent or subsidiary), the exercise price must be at least 110% of the fair market value of the common stock on the date of grant. Options may be exercised as the Committee determines, but not later than ten years from the date of grant. The Committee determines the methods and form of payment for the exercise price of an option, and the methods and forms in which common stock will be delivered to a participant on exercise of an option.

SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of the common stock on the date of exercise over the grant price of the SAR as determined by the Committee. SARs may be awarded in conjunction with an Option Award, which we refer to as a “tandem SAR,” or independent of any Option Award, which we refer to as a “stand alone SAR.” Generally, a tandem SAR will be exercisable only at the same time, to the same extent, and subject to the same conditions as the related Option. The exercise of a tandem SAR will terminate the related Option to the extent of the shares of common stock with respect to which the SAR is exercised, and vice-versa. Stand alone SARs will be exercisable as the Committee determines. The term of an SAR will be for a period determined by the Committee but will not exceed ten years. The Committee will determine the method of settlement and the form of consideration payable in settlement of the SAR (including, in the discretion of the Committee, payment in cash or by check, in common stock, or in the form of other Awards or other property) and the methods and forms in which common stock will be delivered to a Participant.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Restricted Stock Awards. A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the Plan or award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote the common stock subject to the award or to receive dividends on the common stock subject to the award during the restriction period. As a condition of a restricted stock award grant, the Committee may require or permit a participant to elect that any cash dividends paid on a share of common stock subject to the award be automatically reinvested in additional restricted stock awards or applied to the purchase of additional awards under the Plan. Unless otherwise determined by the Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such common stock or other property has been distributed. Unless otherwise waived by the Committee, a restricted stock award that is subject to forfeiture restrictions will be forfeited and reacquired by us upon termination of employment.

Restricted Stock Units. RSUs are rights to receive common stock, cash or a combination thereof at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the award agreement, and such restrictions may lapse at such times determined by the Committee. RSUs may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Committee at the date of grant or thereafter. Except as otherwise provided by the Committee in the award agreement, RSUs subject to forfeiture restrictions may be forfeited upon termination of a participant’s employment prior to the end of the specified period. Dividend equivalents on the specified number of shares of common stock covered by RSUs will be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends, unless otherwise determined by the Committee on the date of grant.

Bonus Stock. The Committee is authorized to grant common stock as a bonus, subject to any applicable provision under Section 16 of the Exchange Act. The Committee will determine any terms and conditions applicable to grants of common stock.

Performance Awards and Annual Incentive Awards. The Committee may designate that certain awards granted under the Plan constitute “performance” awards or may grant cash bonus annual incentive awards as performance awards. A performance award is any award, the grant, exercise or settlement of which is subject to one or more performance standards as determined by the Committee. The Plan allows the Committee to use such business criteria and other performance measures as it deems appropriate in establishing any performance conditions, and to exercise discretion to reduce or increase the amounts payable under any performance award.

Dividend Equivalents. Dividend equivalents may be granted entitling a participant to receive cash, common stock, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Committee may provide that dividend equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional common stock, awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.

Other Awards. The Committee may grant other forms of awards related to our common stock and payable in cash or shares of common stock it determines to be consistent with the purposes and restrictions of the Plan. Such awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent on our performance or other factors determined by the Committee. The terms and conditions of such awards will be specified in the award agreement. Cash awards may be granted as an element of or a supplement to other awards under the Plan.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Other Provisions

Tax Withholding. We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. This includes the authority to withhold or receive common stock or other property and to make cash payments or require participants to make cash payments in satisfaction of a participant’s tax obligations.

Adjustments Upon Merger or Recapitalization. If any change is made to our capitalization, which we refer to as a “recapitalization,” such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, that results in an increase or decrease in the number of outstanding shares of common stock, the number and class of shares covered by an outstanding option or an SAR will be adjusted so that the option or SAR covers the number and class of shares of stock or other securities to which the participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the participant had been the holder of record of the number of shares of common stock then covered by the option or SAR. In the event of a recapitalization, the Committee will adjust the share limitations under the Plan and will make appropriate adjustments in the shares subject to any other award under the Plan.

Change in Control. Upon the occurrence of a change in control (as such term is defined in the Plan), the Committee will adjust outstanding options and SARs as it determines appropriate in its sole discretion, which adjustments may vary among participants and among Awards, and may include:

•

Acceleration of vesting of awards so that options and SARs may be exercised in full for a limited period of time on or before a specified date, following which all unexercised options and SARs will terminate; or

•

Requiring surrender of outstanding options and SARs as of a specified date in exchange for a payment for each share of common stock subject to the awards equal to the excess, if any, of the fair market value or, if applicable, the price per share offered or distributed in connection with the change in control, over the exercise price of the award.

Amendment and Termination. Without stockholder consent, our Board may at any time and from time to time amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant awards under the Plan. However, no such Board action may materially and adversely affect the rights of a participant under any previously granted and outstanding Award without the participant’s consent. An amendment or alteration to the Plan, including any increase in share limitation, will be subject to the approval of our stockholders not later than the annual meeting next following such Board action if required by any federal or state law or the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Our Board may in its discretion decide to submit other changes to stockholders for approval.

The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the Plan. However, no such Committee action may materially and adversely affect the rights of a participant under an award without the participant’s consent. Subject to the Committee’s authority described above under “Change in Control,” the Committee may not, without the approval of stockholders, amend the terms of previously granted options or SARs or cancel outstanding options or SARs, in exchange for cash, other awards, or options or SARs with an exercise price that is less than the exercise price of the originally granted options or SARs.

Transferability of Awards. The Committee has discretion to permit a participant to transfer all or any portion of a non-qualified stock option or SAR to certain transferees who are related to the participant (a “permitted transferee”), subject to any limitations imposed by the Committee on the terms of the transfer. In addition, unless otherwise provided in the award agreement, an award may also be transferred to a permitted transferee pursuant to a domestic relations order entered or approved by a court of competent jurisdiction. Other than as described above, awards will not be transferable other than by will or the laws of descent and distribution. Incentive stock options are not transferable under any circumstances other than by will or the laws of descent and distribution.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Federal Income Tax Consequences of the Long Term Incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Stock Options

Stock options may be intended to qualify as incentive stock options under Code section 422 or may be non-qualified stock options governed by Code section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of a stock option. On exercise of a non-qualified stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and certain deduction limitations under section 162(m) or 280G of the Code for certain individuals (discussed below), we should be entitled to a corresponding federal income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any stock option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

Special Rule if Option Price is Paid for in Shares of Common Stock. If a participant pays the exercise price of a non-qualified stock option with previously owned shares of common stock and the transaction is not a disqualifying disposition of shares of common stock previously acquired under an incentive stock option, the shares of common stock received equal to the number of shares of common stock surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares of common stock received will be equal to the participant’s tax basis and holding period for the shares of common stock surrendered. The shares of common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares of common stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of shares of common stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares of common stock surrendered, determined at the time such shares of common stock were originally acquired on exercise of the incentive stock option, over the aggregate exercise price paid for such shares of common stock. As discussed above, a disqualifying disposition of shares of common stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously owned shares are as described above, except that the participant’s tax basis in the shares of common stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

Restricted Stock Awards

A participant who receives a restricted stock award generally will recognize ordinary income when the shares are no longer subject to forfeiture or restrictions equal to the excess, if any, of the fair market value of the shares of restricted stock over the amount paid, if any, by the participant for such shares. However, a participant who receives a restricted stock award may make an election under section 83(b) of the Code within 30 days of the date of transfer of the shares of restricted stock to recognize ordinary income on that date equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights

A participant generally will not recognize income on grant or vesting of a SAR. When the participant exercises the SAR, he or she will have ordinary taxable income equal to the fair market value of the stock or cash received. Subject to satisfying applicable income reporting requirements and certain deduction limitations under the Code, we should be entitled to an income tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Other Awards

In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. Subject to satisfying applicable income reporting requirements and certain deduction limitations under the Code, we should be entitled to a federal income tax deduction in the same amount and at the same time as the ordinary income which the participant has recognized.

Million Dollar Deduction Limit and Other Tax Matters

Section 162(m) of the Code generally prohibits us from deducting compensation of more than $1 million that is paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this deduction limitation was available for certain types of compensation, including qualified “performance based compensation,” which required compliance with certain requirements under Section 162(m) and the regulations issued thereunder. As a result of tax legislation that went into effect at the end of 2017, the exception is no longer available for tax years beginning after December 31, 2017, unless such performance-based compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. The Plan was designed, and prior to November 2, 2017, we generally granted awards to satisfy the requirements for qualified performance based compensation and thereby not subject to the deduction limitation under Section 162(m). We intend to comply with the transition rule for written binding contracts for awards granted under the Plan prior to November 2, 2017. However, compensation paid to “covered employees” pursuant to awards granted under the Plan after that date is not expected to be deductible by the Company to the extent such compensation, when combined with the other compensation of covered employees, exceeds the Section 162(m) deduction limitation.

If an individual’s rights under the Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in both the imposition of a 20% federal excise tax

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Proposal No. 5: Approval of Amendment to the U.S. Concrete, Inc. Long-Term Incentive Plan

(in addition to federal income tax) payable by the individual on the value of such accelerated rights, and the loss by the Company of a compensation deduction.

New Plan Benefits

On March 1, 2019, the Compensation Committee granted restricted stock unit awards under the Plan as described in the table below, subject to obtaining stockholder approval of the Amendment. The time-based restricted stock units will vest over three years from the date of grant in equal annual installments. The performance stock units will vest on the day, if any, that the average of the daily volume-weighted average share price of the Company’s stock over any period of twenty consecutive trading days (the “20-Day VWAP”) achieves certain specified target price hurdles during the three-year performance period ending on March 1, 2022, and then may vest up to 200% of the target number of performance stock units granted if, and to the extent, the 20-Day VWAP achieves certain specified above-target price hurdles during the three-year performance period ending on March 1, 2022. If the Company’s stockholders do not approve the Amendment, all of these awards will be automatically cancelled.

Long Term Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Time- Based Restricted Stock Units	Target Number of Performance Stock Units(2)	Maximum Number of Performance Stock Units
William J. Sandbrook	$2,394,396	35,160	23,440	46,880
Chairman, President and CEO
John E. Kunz	$666,018	9,780	6,520	13,040
Senior Vice President and CFO
Ronnie Pruitt	$764,082	11,220	7,480	14,960
Senior Vice President and COO
Paul M. Jolas	$523,008	7,680	5,120	10,240
Senior Vice President, General Counsel and Secretary
Niel L. Poulsen	$339,138	4,980	3,320	6,640
Executive Vice President
Executive Officers as a group (including NEOs)	$6,239,322	91,620	61,080	122,160

Non-Employee Directors as a group	—		—	—

Non-executive officer employees as a group	$7,522,326	110,460	73,640	147,280

1.

Calculated based on the closing price of the Common Stock on March 1, 2019, the date of grant, of $40.86, multiplied by the aggregate number of shares indicated for time-based restricted stock units plus target number of performance stock units.

2.

This number assumes a target payout (100%) based on the Company’s achievement of target performance rankings. The actual number of shares issued could range from 0% to 200% of the share amounts based on the Company’s achievement of four possible performance targets during the three-year performance period.

All future awards under the Plan will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Plan at this time.

Vote Required

Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on the matter.

Board Recommendation

The Board believes that approval of the Amendment is in the best interests of the Company and our stockholders. For the reasons stated above, the stockholders are being asked to approve this proposal.

The Board recommends a vote “FOR” approval of the Amendment.

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Expenses Relating to this Proxy Solicitation

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation, our officers, directors and regular employees may solicit proxies by telephone without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2018, the indicated information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans (in thousands). These plans use or are based on shares of our common stock. We do not have any equity compensation plans not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	13	$17.23	22
Equity compensation plans not approved by security holders	—	—	—

Date for Submission of Stockholder Proposals

Pursuant to SEC Rule 14a-8, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement and proxy card for our 2020 Annual Meeting of Stockholders must send written notice of the proposal to our Corporate Secretary at our principal executive offices, 331 N. Main Street, Euless, Texas 76039, so that we receive that notice by no later than the close of business on December 2, 2019. A stockholder who submits a proposal, pursuant to SEC Rule 14a-8, must satisfy the eligibility and procedural requirements set forth in SEC Rule 14a-8.

Any stockholder who wishes to submit a proposal to be brought before our 2020 Annual Meeting of Stockholders (outside of the processes of SEC Rule 14a-8) must comply with our bylaws which establish an advance notice procedure for stockholder proposals, including director nominee prosfposals, to be brought before an annual meeting. Our bylaws provide that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting of stockholders.

Under these bylaw provisions, we must receive stockholder proposals for our 2020 Annual Meeting of Stockholders no earlier than the close of business on January 17, 2020 and no later than the close of business on February 14, 2020. Stockholders must deliver the proposals to our Corporate Secretary, U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

To be in proper form, a stockholder’s notice must include the information about the proposal or nominee as specified in our bylaws. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary at the address above. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaw and/or SEC requirements for submitting a proposal or nomination.

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Other Information

We received no stockholder proposals and no stockholder director nominations for the Annual Meeting.

Householding of Annual Meeting Materials

With respect to stockholders who requested printed versions of these materials, we are sending only one annual report to stockholders and proxy statement to an address unless contrary instructions from any other stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of the Notice, this proxy statement or the accompanying annual report to stockholders, or any future notices or proxy materials, may make a request for these items by contacting the bank, broker or other holder of record, or by contacting us by telephone at 817-835-4105, by e-mail to corporatesecretary@us-concrete.com or by mail to: U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039, Attention: Corporate Secretary. We will deliver the requested materials promptly upon receiving such a request. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of our future materials or (2) separate materials if only one set of documents is being sent to a household. If they do not, a stockholder who would like to make one of these requests should contact us as indicated above.

Other Matters

Our Board does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

Please vote via Internet, telephone or mail as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please vote by telephone or over the Internet by following the instructions included in the Notice, or if you elected to receive printed versions of the materials, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the postage-paid return envelope enclosed with the printed materials. Please act promptly to ensure that you will be represented at the Annual Meeting.

By Order of the Board of Directors,

Paul M. Jolas

Senior Vice President, General Counsel and

Corporate Secretary

Euless, Texas

March 29, 2019

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Questions and Answers About the Meeting And Voting

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Q:	Why did I receive a notice regarding the availability of proxy materials rather than the printed proxy statement and annual report, and how do I request a printed copy of the proxy materials?

A:

Pursuant to the rules of the Securities and Exchange Commission, which we refer to as the SEC, we have elected to provide electronic access to our proxy materials over the Internet instead of mailing printed copies of these materials to each stockholder. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders of record on March 21, 2019, which we began mailing on or about April 1, 2019. Instructions on how to access the proxy materials over the Internet are included in the Notice.

All stockholders will have the ability to access the proxy materials on the website referred to in the Notice. If you received the Notice, then you will not receive a printed copy of the proxy materials unless you request them. Stockholders may request to receive a printed set of the proxy materials, on an ongoing basis, via the Internet at www.investorelections.com/USCR, by sending an email to paper@investorelections.com, or by calling 1-866-648-8133.

Q:	What am I being asked to vote on at the 2019 Annual Meeting of Stockholders?

A:	At the 2019 Annual Meeting of Stockholders of the Company, which we refer to as the Annual Meeting, we are asking you to consider and vote on the following:

•	the election of seven directors to serve on the Board of Directors of the Company, which we refer to as our Board, until the 2020 Annual Meeting of Stockholders of the Company (Proposal No. 1);

•	the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the year ending December 31, 2019 (Proposal No. 2);

•	the casting of a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement (Proposal No. 3);

•	the casting of a non-binding, advisory vote on the frequency with which say-on-pay votes should be held in the future (Proposal No. 4);

•	the approval of the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 5); and

•	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Q:	Who may vote at the Annual Meeting?

A:

All stockholders of record as of the close of business on March 21, 2019, which we refer to as the Record Date, are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share. As of March 21, 2019, 16,619,298 shares of our common stock were outstanding and entitled to vote.

Q:	Who may attend the Annual Meeting?

A:	All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Q:	How do I vote at the Annual Meeting?

A:	You may vote in the following ways:

•	you may come to the Annual Meeting and cast your vote in person;

•	you may cast your vote by telephone by using the toll-free number listed on the Notice;

•	you may cast your vote over the Internet by using the Internet address listed on the Notice; or

•	if you elected to receive printed versions of the proxy materials, you may vote by signing and returning the enclosed proxy card. If you return the proxy card, the persons named on the card will vote your shares in the manner you indicate.

The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on your individual copy of the Notice. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your copy of the Notice for specific instructions.

If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

Q:	Who is soliciting my proxy?

A:	Our Board is soliciting your proxy. Certain of our directors, officers and employees also may solicit proxies on our Board’s behalf by mail, telephone, email, fax or in person.

Q:	Who will bear the expenses of this solicitation?

A:

We will pay the costs and expenses of the solicitation. Our directors, officers and employees will not receive additional remuneration for soliciting proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses to forward our proxy materials to the beneficial owners of our common stock.

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Questions and Answers About the Meeting And Voting

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you by us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account at a brokerage firm, bank,

broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form from the stockholder of record.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:

If you are a stockholder of record and you return your signed proxy card but do not indicate how you wish to vote, the persons named as proxies will vote your shares (i) “FOR” the election of all the director nominees (Proposal No. 1), (ii) “FOR” the ratification of the appointment of Ernst & Young LLP (Proposal No. 2), (iii) “FOR” the approval of the advisory vote on the compensation of our named executive officers (Proposal No. 3), (iv) “ONE YEAR” for the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4), and (v) “FOR” the approval of the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 5). If any other matter does come before the Annual Meeting, the proxy holders will vote the proxies according to their best judgment.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under applicable rules, brokers will not be able to vote for the election of nominees for director (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 3), the advisory vote on the frequency of the say-on-pay vote (Proposal No. 4) or the approval of the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (Proposal No. 5), without prior instructions from you on how to vote. Therefore, it is very important that you vote your proxy so that your vote can be counted.

Q:	What if I vote by proxy and then change my mind?

A:	If you vote by proxy, via mail, the Internet or telephone, you may later revoke your proxy instructions by:

•	writing to the Company’s Corporate Secretary at the mailing address in the answer to the last question below;

•	delivering to our Corporate Secretary at the mailing address in the answer to the last question below a properly executed proxy card dated after the date of the proxy card you want to revoke;

•	voting at a later time by telephone or the Internet; or

•	attending the Annual Meeting and casting your vote in person.

Q:	When did the Company begin mailing the Notice and first distribute this proxy statement and the accompanying form of proxy to stockholders?

A:	We began mailing the Notice, and first distributed this proxy statement and the accompanying form of proxy to our stockholders, on or about April 1, 2019.

Q:	What constitutes a quorum?

A:

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly voted by proxy, via mail, the Internet or telephone, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. If a quorum is not present, the Chairman of our Board or the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting may adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting, until the required quorum is present.

Q:	What vote is required to approve of each of the proposals being considered at the Annual Meeting?

A:

Pursuant to our bylaws, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board of Directors whether to accept such resignations. The Board will act upon such recommendation(s) within 90 days following certification of the stockholder vote.

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Questions and Answers About the Meeting And Voting

The ratification of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2019, requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and broker non-votes will have no effect on the vote for directors or ratification of our independent registered public accounting firm. Abstentions will have the same effect as votes against the advisory vote on our executive compensation, and broker non-votes will have no effect on the result of the vote for such proposal.

Q:	Who will count the votes?

A:	Representatives of Mediant Communications, Inc. will tabulate the votes.

Q:	What shares are reflected on my copy of the Notice or my proxy card?

A:

The shares listed on your copy of the Notice or your proxy card represent, as of the record date, all the shares of common stock held in your name, as distinguished from shares held by a broker in “street name.” You should receive a separate notice or proxy card from your broker if you hold shares in “street name.”

Q:	What does it mean if I get more than one Notice or proxy card?

A:

It indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should vote or provide a proxy for the shares covered by each Notice or proxy card to ensure that all your shares are voted.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or the Internet must be received by 5:00 p.m. ET on May 15, 2019, the day before the Annual Meeting. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q: What is the Company’s mailing address?

A:	Our mailing address, and the location of our principal executive offices, is U.S. Concrete, Inc., 331 N. Main Street, Euless, Texas 76039.

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APPENDIX A

Reconciliation of Non-GAAP Financial Measures

Total Adjusted EBITDA

Total Adjusted EBITDA is a non-GAAP financial measure. We define Total Adjusted EBITDA as our income (loss) from continuing operations, excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unused, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of goodwill and other assets, hurricane-related losses, net of recoveries, quarry dredge costs for specific event, acquisition-related costs, and officer transition expenses. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities’ management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We have included Total Adjusted EBITDA herein because it is widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in millions).

	Year Ended December 31,

	2018	2017

Total Adjusted EBITDA Reconciliation

Income (loss) from continuing operations	$31.3	$26.2

Add: Income tax expense	$16.8	12.4

Income (loss) from continuing operations before income taxes	48.1	38.6

Add: Depreciation, depletion and amortization	91.8	67.8

Add: Interest expense, net	46.4	42.0

Add: Non-cash stock compensation expense	10.4	8.3

Add: Non-cash change in revaluation of contingent consideration	—	7.9

Add: Impairment of goodwill and other assets	1.3	6.2

Add: Acquisition-related costs	6.2	10.1

Add: Officer transition expenses	—	0.8

Add: Loss on extinguishment of debt	—	0.1

Add: Quarry dredge costs for specific event	1.1	3.4

Add: Eminent domain costs	0.7	—

Add: Litigation settlement costs	2.1	—

Add/subtract: Hurricane-related losses, net of recoveries	(0.8)	3.0

Add: Purchase accounting adjustments for inventory	0.8	1.3

Add: Foreign currency losses resulting from Polaris acquisition	—	1.9

Add: Derivative loss	—	0.8

Subtract: Gain on sale of business	(14.6)	—

Total Adjusted EBITDA	$193.5	$192.2

A-1

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment and purchases of environmental credits plus proceeds from the disposal of businesses and property, plant and equipment and insurance proceeds from property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in millions).

	Year Ended December 31,

	2018	2017

Adjusted Free Cash Flow Reconciliation

Net cash provided by operating activities	$122.8	$94.8

Subtract: Purchases of property, plant and equipment	(39.9)	(42.7)

Subtract: Purchases of environmental credits	(2.8)	—

Add: Proceeds from disposals of businesses and property, plant and equipment	20.7	3.5

Add: Insurance proceeds from property loss claims	2.6	—

Adjusted Free Cash Flow	$103.4	$55.6

A-2

APPENDIX B

U.S. Concrete, Inc.

Long Term Incentive Plan

1.    Purpose. The purpose of the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which U.S. Concrete, Inc., a Delaware corporation, and its Subsidiaries (collectively, except where otherwise specified or where the context indicates reference only to U.S. Concrete, Inc., the “Company”), may attract and retain able Persons as employees, directors and consultants of the Company and to provide a means whereby those Persons can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.    Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)    “Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8(b) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

(b)    “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

(c)    “Board” means the Board of Directors of U.S. Concrete, Inc.

(d)    “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

(e)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of “a change in the ownership” of U.S. Concrete, Inc., “a change in effective control” of U.S. Concrete, Inc., or “a change in the ownership of a substantial portion of the assets” of U.S. Concrete, Inc., in each case, within the meaning of the Nonqualified Deferred Compensation Rules.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g)    “Committee” means the Compensation Committee of the Board (or any other committee of the Board that the Board designates by a written resolutions to administer the Plan) or, if none is appointed, the entire Board.

(h)    “Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award or Annual Incentive Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(i)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(j)    “Effective Date” means May 15, 2013.

(k)    “Eligible Person” means all officers and employees of the Company, and other Persons who provide services to the Company, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in this Plan.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m)    “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(n)    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(o)    “MEIP” means the U.S. Concrete, Inc. Management Equity Incentive Plan, as amended from time to time.

(p)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(q)    “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)    “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(s)    “Participant” means a Person who has been granted an Award under this Plan which remains outstanding, including a Person who is no longer an Eligible Person.

(t)    “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)    “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

(v)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(w)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(x)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(y)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(z)    “Stock” means the Company’s Common Stock, par value $.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(aa)    “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(bb)    “Subsidiary” means with respect to U.S. Concrete, Inc., any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the U.S. Concrete, Inc.

3.    Administration.

(a)    Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.

(b)    Manner of Exercise of Committee Authority. Any action of the Committee pursuant to the Plan shall be final, conclusive and binding on all Persons, including the Company, stockholders, Participants, beneficiaries, and transferees under Section 10(a) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 460,000 shares, and such total will be available for the issuance of Incentive Stock Options. In addition to the 460,000 shares, (i) the number of shares available for future awards under the MEIP as of the Effective Date, plus (ii) any shares subject to awards under the MEIP that, following the Effective Date, are forfeited or terminated, expire unexercised, or are settled in cash in lieu of common stock (but not any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the MEIP) will also be available for the grant of Awards under the Plan.

(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, the following shares of Stock will not be available for future Awards under this Plan: (i) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan; (ii) shares reserved for issuance upon the grant of Stock Appreciation Rights to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; or (iii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restricted on Restricted Stock or the exercise of Options or Stock Appreciation Rights granted under the Plan or upon any other payment or issuance of shares under the Plan.

(d)    Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.    Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5 million.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant pursuant to the applicable Award agreement or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including treatment of the Award upon a termination of the Participant’s service relationship with the Company and terms permitting a Participant to make elections relating to his or her Award.

(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock, or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)    ISOs. The terms of any ISO granted under this Plan shall comply, be interpreted and/or be amended, and any discretion with respect to any ISO shall be exercised, in all respects in accordance with the provisions of section 422 of the Code, unless the Participant has first requested a change that will result in disqualification under section 422. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value (determined as of the date of grant of an ISO) of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Exercise Price of the SAR as determined by the Committee.

(ii)    Terms. Each SAR agreement shall state the Exercise Price per share of Stock. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with an Option.

(iii)    Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)    Award and Restrictions. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)    Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and specified in the applicable Award agreement, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends.

(f)    Bonus Stock. The Committee is authorized to grant Stock as a bonus. Bonus Stock granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of an Eligible Person to receive payment from the Company. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding the foregoing but subject to Section 9 of the Plan, the Committee will not, without the approval of stockholders, amend the terms of previously granted Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights, in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than exercise price of the originally granted Options or Stock Appreciation Rights. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the Exercise Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(b)    Term of Awards. Except as otherwise specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred or installment payments will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(e)    Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant’s employment with the Company as determined by the Committee.

8.    Performance and Annual Incentive Awards.

(a)    Performance Conditions. The right of an Eligible Person to exercise or to receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b)    Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award or an Annual Incentive Award to be granted to an Eligible Person who is designated by the

Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award or Annual Incentive Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 8(b).

(i)    Performance Goals Generally. The performance goals for Awards under this Section 8(b) shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto).

(ii)    Business and Individual Performance Criteria.

(A)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards or Annual Incentive Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; and (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B)    Individual Performance Criteria. The grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards or Annual Incentive Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Not later than 90 days after the beginning of any performance period applicable to such Performance Awards or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall determine (A) the Eligible Persons who will potentially receive such Awards, (B) the amounts potentially payable under such Awards, based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii), and (C) the applicable performance goal or goals.

(iv)    Settlement or Payout of Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of the potential Performance Award or Annual Incentive Award payable to each Participant. Awards under this Section 8(b) shall be paid or settled in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with such Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award or Annual Incentive Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement or payment of such Awards.

(c)    Written Determinations. All determinations by the Committee as to (i) the establishment of performance goals, (ii) the amount of potential Performance Awards or Annual Incentive Awards under Section 8(b), or (iii) the achievement of performance goals relating to and final settlement or payment of Performance Awards or Annual Incentive Awards under Section 8(b), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.

(d)    Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) hereof granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms governing such Awards shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder or deemed amended to the extent necessary to conform to such requirements.

9.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. No employee, beneficiary or other Person shall have any claim against the Company as a result of any such action.

(b)    Subdivision or Consolidation of Shares. The terms of an Award, the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan and the limitations in Section 5 shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate for the situation, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(c)    Corporate Recapitalization; Change in Control. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, shall adjust outstanding Options or SARs (collectively, “Grants”) as it determines appropriate, which adjustments may vary among individual holders and may vary among Grants held by any individual holder, which adjustments may include, but are not limited to (i) acceleration of the time at which outstanding Grants may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after the Change in Control), after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, or (ii) requiring the mandatory surrender to the Company by holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a specified date (before or after the Change in Control), in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to (A) the excess, if any, of the Fair Market Value or, if applicable, the price per share offered or distributed with respect to Stock as of or otherwise in connection with the Change in Control (the “Change in Control Price”), over (B) the Exercise Price under any such Grant (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding.

(d)    Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.    General Provisions.

(a)    Transferability.

(i)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, the transferee or transferees shall be limited to certain Persons related to the Participant (a “Permitted Transferee”), as determined by the Committee, and the Committee may impose other limitations on the terms of the transfer, in its discretion. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)    Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)    Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under this Sections 10(a) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws. The Company shall not have any obligation to register the issuance of any shares of Stock to any transferee.

(b)    Taxes. The Company is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(c)    Changes to this Plan and Awards.

(i)    The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

(ii)    The Committee may accelerate or waive any conditions or rights under, or amend, modify, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, (A) without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award, and (B) the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award (I) that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or (II) if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(iii)    For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)    Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)    Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)    Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)    Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue, sell or deliver any shares with respect to any Award if that issuance, sale or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)    Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly. In no event will any action taken by the Committee pursuant to Section 9 hereof result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

(l)    Plan Effective Date and Term. This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on May 15, 2013, to be effective on the Effective Date. No Awards may be granted under this Plan on and after May 15, 2023.

APPENDIX C

AMENDMENT TO THE

U.S. CONCRETE, INC.

LONG TERM INCENTIVE PLAN

This Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 10(c) of the Plan, amends the Plan as follows, contingent on the approval of these amendments by the stockholders of U.S. Concrete, Inc. and effective upon the date of such stockholder approval:

1.	Sections 4(a) and (b) of the Plan are amended in their entirety to read as follows:

“(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 2,184,995 shares, and such total will be available for the issuance of Incentive Stock Options. This limitation consists of the sum of (i) 1,073,195 previously authorized shares, including any shares subject to awards under the MEIP that, following the Effective Date, are forfeited or terminated, expire unexercised, or are settled in cash in lieu of common stock (but not any shares that are exchanged or withheld as full or partial payment of the exercise price or tax withholding upon exercise or payment of any award under the MEIP) and (ii) an additional 1,111,800 shares.

“(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. Subject to the limitations in Section 4(c) hereof, the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.”

2.	In all other respects, the Plan will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan effective as of February 13, 2019.

U.S. CONCRETE, INC.

By:
Name:
Its:

C-1

US CONCRETE

ANNUAL MEETING OF U.S. CONCRETE, INC.

	For	Against	Abstain	Directors Recommend
1: Election of Directors				
01 William J. Sandbrook	☐	☐	☐	For
02 Kurt M. Cellar	☐	☐	☐	For
03 Michael D. Lundin	☐	☐	☐	For
04 Robert M. Rayner	☐	☐	☐	For
05 Colin M. Sutherland	☐	☐	☐	For
06 Theodore P. Rossi	☐	☐	☐	For
07 Susan M. Ball	☐	☐	☐	For
2: Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.	☐	☐	☐	For
3: Cast a non-binding, advisory vote on the compensation of the Company's named executive officers as disclosed in these materials.	☐	☐	☐	For

	1 Year	2 Years	3 Years	Abstain	Directors Recommend
4: Cast a non-binding, advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐	1 Year

	For	Against	Abstain	Directors Recommend
5: Approval of the Amendment to the U.S. Concrete, Inc. Long Term Incentive Plan.	☐	☐	☐	For

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

US CONCRETE

VOTED BY:

INTERNET

Go To
www.proxypush.com/USCR
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
877-680-5400
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

PROXY TABULATOR FOR

AnnUAL MeeTIng OF U.S. COnCReTe, InC. Date: Thursday, May 16, 2019 Time: 8:00 A.M. (Eastern Daylight Time) Place: Newark Liberty International Airport Marriott 1 Hotel Road Newark, New Jersey 07114 Please make your marks like this:                Use dark black pencil or pen only Board of Directors Recommends a Vote FOR the election of the director nominees in proposal 1, FOR proposals 2 and 3, ONE YEAR for proposal 4 and FOR proposal 5. 1: Election of Directors    Recommend Directors For For For For For For For For For Year 1 For    1: Election of Directors For Against Abstain 01 William J. Sandbrook 02 Kurt M. Cellar 03 Michael D. Lundin 04 Robert M. Rayner 05 Colin M. Sutherland 06 Theodore P. Rossi 07 Susan M. Ball For Against Abstain 2: Ernst Ratification & Young of the LLP appointment as the independent of    the registered Company public for the accounting year ending firm of December 31, 2019. 3: Cast compensation a non-binding, of the advisory Company’s vote named on the    executive materials. officers as disclosed in these Year 1 Years 2 Years 3 Abstain 4: Cast the frequency a non-binding, of the advisory advisory vote vote on on executive compensation. 5: Approval of the Amendment to the For Against Abstain U. Plan. S. Concrete, Inc. Long Term Incentive To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures—This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above    Please separate carefully at the perforation and return just this portion in the envelope provided.    Annual Meeting of U.S. Concrete, Inc. to be held on Thursday, May 16, 2019 for Holders as of March 21, 2019 This proxy is being solicited on behalf of the Board of Directors VOTED BY: InTeRneT TeLePHOne Call www. Go To proxypush.com/USCR 877-680-5400 Cast your vote online. • Use any touch-tone telephone. OR View Documents. • Have your Proxy Card/Voting Instruction Form ready. • Meeting • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints William J. Sandbrook and Paul M. Jolas, and each of them, with full power of substitution and re-substitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 2019 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated March 29, 2019 and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, 1 YEAR FOR PROPOSAL 4 AND FOR PROPOSAL 5. All votes must be received by 5:00 P.M., eastern Time, May 15, 2019 PROXY TABULATOR FOR U.S. COnCReTe, InC. P.O. BOX 8016 CARY, nC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.    Revocable Proxy — U.S. Concrete, Inc.    Annual Meeting of Stockholders    May 16, 2019, 8:00 a.m. (eastern Daylight Time)    This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints William J. Sandbrook and Paul M. Jolas, and each of them, with full power of substitution and re-substitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 2019 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated March 29, 2019 and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1, FOR Proposals 2 and 3, 1 YEAR for Proposal 4 and FOR Proposal 5. (COnTInUeD AnD TO Be SIgneD On ReveRSe SIDe)